As filed with the Securities and Exchange Commission on September 7, 2022

Registration No. 333-262645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Metro One Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4899	93-0995165
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 North Gould Street

Suite 2990

Sheridan, WY 82801

Telephone No.: (307) 683-0855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Ken Bart

Smith Eilers, PLLC

1213 Culbreth Drive

Wilmington, NC 28405

Telephone No.: (561) 379-1253

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock (new shares to be sold)	80,000,000 Shares	$0.12	$9,600,000	$889.92

Common Stock Underlying Warrants (2)	20,000,000 Shares	$0.12	$3,000,000	$278.10

Common Stock Underlying Warrants (3)	7,791,658 Shares	$0.12	$934,999	$86.67

Common Stock (4)	25,079,999 Shares	$0.12	$3,009,600	$278.99

Common Stock Underlying Warrants (5)	12,540,000 Shares	$0.12	$1,504,800	$139.49

Common Stock (6)	126,614,436 Shares	$0.12	$15,193,732	$1,408.46

Common Stock (7)	18,975,000 Shares	$0.12	$2,277,000	$211.08

Common Stock (8)	22,647,751 Shares	$0.12	$2,717,730	$251.93

Common Stock Underlying Warrants (9)	1,666,665 Shares	$0.12	$200,000	$18.54

Common Stock (10)	6,714,547 Shares	$0.12	$805,746	$74.69

Total filing fee				$3,637.87

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
(2)	Consists of 1 warrant for each for 4 shares of common stock purchased as part of this offering.
(3)	Consists of shares underlying warrants issued to CLOS Trading, Ltd.
(4)	Consists of shares sold pursuant to our 2021 private investment in public equity (“PIPE”) offering.
(5)	Consists of shares underlying warrants associated with the PIPE offering.
(6)	Consists of shares of common stock issued pursuant to our offering related to simple agreements for future equity (“SAFE”).
(7)	Consists Of 18,975,000 shares of which 13,313,062 are held by Everest Credit, LP. and 5,661,938 are held by Everest Corporate Finance.
(8)	Consists of 22,647,751 shares of common stock held by Yaron Elhawi Tr Ua 02/01/2021 Yaron Elhawi Trust Royal App Ltd. in Liquidation, issued as part of our acquisition of Royal App, Ltd.
(9)	Consists of shares underlying warrants issued to investors pursuant to Note Purchase Agreements.
(10)	Consists of shares of common stock issued pursuant to a Note Offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER ___, 2022

PROSPECTUS FOR

200,031,733 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS AND

21,998,323 SHARES OF COMMON STOCK UNDERLYING WARRANT EXERCISES BY OUR SELLING SHAREHOLDERS AND

80,000,000 SHARES OF COMMON STOCK TO BE SOLD AS PART OF THIS OFFERING AND

20,000,000 SHARES UNDERLYING WARRANTS TO BE SOLD AS PART OF THIS OFFERING

Our common stock is quoted on the OTC Pink Marketplace, under the symbol “WOWI.” The last reported sale price of our common stock on the OTC Pink Marketplace on August 31, 2022 was $0.10 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This primary offering of common stock and warrants is being made on a best-efforts basis, with no minimum required amount in order to close the offering. The price at which shares will be sold is listed below at $0.12 per share, and the warrant exercise price for the warrants being sold in this offering is $0.15 per share. We do not expect this offering to last longer than 12 months.

	Per Share		Total
Public offering price		$0.12	$9,600,000
Warrant Exercise Price for Public Offering		$0.15	$3,000,000
Proceeds to us, before expenses	$		$12,600,000

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Metro One Telecommunications, Inc.,” and “Metro One” refer to Metro One Telecommunications, Inc., and its consolidated subsidiaries.

Overview

Our Mission

We enable retailers to grow their business, using mobile commerce to better engage their customers, both in-store and online – no code required.

Location of Business Operations. While we maintain an office address in the United States, specifically at 30 North Gould Street, Suite 2990, Sheridan, WY 82801, our business operations are primarily managed and conducted out of our corporate location in Israel, located at Atrium Tower, 18th floor, Zeev Jabotinsky St 2, Ramat Gan, 5250501, Israel. We intend to expand our business operations to the United States in the future, but at this time we do not have definitive dates on which such expansion may occur.

Our Objective

Metro One Telecommunications, Inc. is focused on changing the way retailers integrate mobile commerce solutions within their business. Our multi-model, plug and play mobile commerce platform enables retailers to launch their own branded mobile application serving as an additional sales channel in a matter of a few hours – no code required.

Our recently incorporated Israeli tech company, Stratford, Ltd, merges the functionality of mobile technology, artificial intelligence (“AI”), and Machine learning enabling retailers to quickly and easily bring their business online to significantly:

•	Increase customer retention (60%)
•	Increase average basket size (30%)
•	Increase Upsell and Cross-sell x4
•	Increase customers lifetime value CLV – dramatic increase in repeat monthly purchases.

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We have recently completed the transformation of our existing suite of products to a fully modular SaaS based platform. This will enable us to scale the company significantly, onboarding multiple retailers simultaneously without any additional integration costs.

It allows retailers to effortlessly build a complete mobile commerce platform from scratch, adding additional features as their business grows and needs advance. A modular stack of technology also enables us to target retailers who has an existing mobile commerce solution as they can merely plug into one our specific features enriching their offering. bile commerce suite, where the retailer can and as their business needs develop.

Principal products

Shelfy provides a mobile commerce platform that enables retailers to build their own branded mobile application in a matter of hours with intuitive drag and drop tools – no coding required. Adding mobile as an additional sales channel enables retailers to grow its customer loyalty and its revenues.

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Mobile Commerce Merchant Platform: Enabling SMB retailers to launch a fully branded and functional mobile app with unique and patented features. Great for retailers with at least 200+ return customers. Our patented UX/UI features are available on both IOS and Android and include unique features such as voice search, shoppable videos, and barkers for upselling.

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Mobile Commerce Enterprise Platform: Enabling Enterprise retailers who own and operates both brick and mortar store as well as e-commerce platforms to better engage with their customer both online and in-store via the customer’s mobile application.

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Instore engagement Suite: providing a purely customer-centric approach to shopping. Our Scan, Pay & Go reduces the customer’s shopping time by approximately 40%. Imagine no more waiting in lengthy lines, no more time and effort spent on packing, unpacking and packing again … and for retailers, an effective way to reduce cost on hardware acquisition and maintenance. Additional instore features will include In-store navigation, in-store personalized shopping experience, and in-store customer loyalty program activation. During this phase, we might consider the M&A of small startups with unique technological features enriching our suite of products without having to develop from scratch.

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Marketing, Sales and Customer Service

Due to the dynamic nature of SaaS platforms and the market sector we are targeting, we have decided to focus on being a product-led company, merge the marketing, sales and customer success teams into one department, providing a complete customer-centric approach. This approach gives us a 360 view of the customer journey and ensures that we can act in real-time to acquire new customers and provide the relevant support when and where needed to retain the customers we have acquired. Using the latest marketing discipline called Product led Growth Hacking and automation we will be able to support and focus on rapid and optimized growth, consisting of both a process and a set of cross-disciplinary (digital) skills. Our goal is to regularly conduct testing that will lead to improving the customer journey and replicate and scale the ideas that work and modify or abandon the ones that don’t before spending vast amounts of resources. Once a plan has been validated, it is automated and the system works by itself reducing overheads and lowering the cost of customer acquisition (“CAC”).

To ensure we provide retailers the optimal results when using our platform our focus will not merely be on sales cycles but creating a community where they can learn and grow with plenty of engagement and educational information such as blogs, webinars, and affiliation programs.

Competitive Strengths

It is important to emphasize that we are not App developers -hence our direct competitors are not other app developers (which there are plenty off in the market). What we provide is a mobile commerce platform that provides retailers software that enables them (big and small, offline and online) to build their own application without one line of code or any development needed from their side.

We differentiate our products primarily through functional points of difference between our products and those of our competitors, including:

- Intuitive drag and drop dashboards that enable merchants to build their own branded mobile application

- Patented single product display graphical user interface – called the shelf that makes mobile shopping truly mobile and is truly unique to our application

- An advanced in-app marketing suite consisting of features such as shoppable videos and barkers, which has been shown to increase up-selling and cross selling threefold and increase product impression by 400%, based on recorded Shelfy performance in the Kruidvat health and beauty chain in the Netherlands versus commonly served retail shopping apps.

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Market Analysis

With the number of mobile users currently at 5.22 billion and growing, based on a report published by Oberlo, there’s nothing to indicate that mobile commerce growth will stop anytime soon. Not only is the number of mobile users increasing, but the total time spent on mobile devices marking a 24.5 percent increase in just five years., Mobile commerce share figures have also been on an upward trend.

We currently have four (4) customers, three (3) of which are currently using our recently launched SaaS product.  Our market analysis is based on published statistics and reports in the mobile commerce industry, as well as Shelfy’s recorded performance based on data collected from a former European client in Belgium and the Netherlands over a period of twelve months, prior to our acquisition of certain assets from Royal App.

Business Model

We have a purely Business to Business to Customer ("B2B2C") business model. We license our software direct to businesses who in turn sell their goods to the end user, the customer (our end user). We will charge retailers a monthly usage fee using a combination of persona-based and per-feature pricing models, where distinct packages align to a specific type of customer persona based on:

• Gross merchandise value (GMV)

• market segment

• physical/online store presence.

Experienced Leadership Team

The combination of operating skills from our management team with the experience of successfully leading major retail and mobile commerce companies gives our organization a significant strength relative to most small- and medium-sized companies.

Going Concern

Our auditors have expressed, in their report to our audited financial statements for the year ended December 31, 2021, substantial doubt about our ability to continue as a going concern.

Growth Strategies

Our primary long-term goal is to become one of the market leaders within the Mobile Commerce sector,  providing an additional sales channel which merchants and retailers of all sizes can add to their existing business.  We intend to achieve this goal by driving organic growth through third-party integrated platforms, across all major retail channels where repeat purchases occur and  in all major markets where e-commerce has been adopted and in markets where the use and launch of e-commerce shops are on the rise.

Our key growth strategies include the following:

●	developing a powerful, performance-oriented, and metric-driven organizational culture;

●	developing automated marketing, sales and customer service tool kits to empower our sales force network to engage with global customers;

●	developing brand/marketing tool kits for current and new products and segments, to make onboarding as efficient and seamless as possible;

●	Launching and expanding our SaaS products domestically and internationally;

●	strengthening our supply chain to achieve best in class costs, on-time/as promised products and customer service;

●	improving margins with improved efficiency, and improved net revenue per case with new products;

●

upgrading infrastructure, systems and processes with enterprise resource planning systems, improved financial reporting, operating expense control, and strengthened key metrics and accounting and control procedures; and

●	strengthening our financial foundation via accessing the capital markets, solidifying long-term banking partners and facilities, and pursuing transformative organic and external growth.

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Recent Developments

On March 30, 2021, the Company announced that its newly-formed, wholly owned Israeli subsidiary, Stratford Ltd. had received notification of approval from the Lod District Court in Israel for its winning bid to acquire certain assets of Royal App, Ltd,. out of insolvency proceedings for approximately $2.4 million USD in cash as well as 8% equity in the Company on a diluted basis, post conversion of the Company’s preferred common stock and certain other proposed sales of common stock in order to raise the required funds to complete the acquisition, (the “Recapitalization”).

Royal App, Ltd., is the developer of Shelfy, a white label, headless mobile commerce software platform that helps retailers and fast moving consumer goods companies become growth companies. The Shelfy product incorporates sophisticated artificial intelligence and machine learning in its algorithms to markedly improve online shopping metrics through mobile phones for large consumer retailers such as supermarket chains, food and other clients.

To finance the acquisition as well as general working capital, the Company proposed to raise up to $3.5 million commencing March 2021 in the form of puttable Simple Agreements for Future Equity (“SAFE”) from institutional investors and family offices.  The terms of the SAFE require that they automatically convert into common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock. The Company’s intent was to undertake the conversion of preferred stock in the quarter ended September 30, 2021, following shareholder approval of certain proposed corporate restructure plans.

Subsequent to the conversion of the preferred stock, and as part of the agreement for the acquisition of certain assets of Royal App, Ltd., the Company also agreed to issue common stock for commission fees of 2% of the Company’s common stock on a diluted basis, and to the employees of Stratford as to 8% of the Company on a diluted basis, under the terms of an Employee Stock Option Plan, once approved by Shareholders. Further, in order to undertake these issuances, the Company was required to increase the authorized common stock of the Company.

Prior to our acquisition of certain assets from Royal App, Ltd., by our wholly owned Israeli subsidiary, Stratford Ltd., we were a shell company seeking a project of merit.

On June 9, 2021, the Company announced a Stockholders’ meeting to be held on June 30, 2021 to approve the following actions:

1. An amendment to the articles of the Company to increase the authorized shares of the Company from 50,000,000 to 600,000,000.

2. An amendment to the articles of the Company to effect a reverse stock split on the basis of not less than 1 for 10 and not more than 1 for 100. Such ratio to be determined by the Board of Directors of the Company at such time as it is approved by the Board of Directors of the Company.

3. Approval of a 2021 Employee Stock Incentive Plan. The Plan will have available shares equity to 25% of the Company’s capitalization and a term of ten years from the effective date of the Plan.

4. Approval of the Company’s reorganization from Oregon to Delaware.

The meeting was held on June 30, 2021, and the Company’s shareholders approved all of the actions detailed above, as well as the conversion of 1,000 outstanding shares of Company’s Series A convertible preferred stock whereby each 1 share of Preferred stock held is convertible into 71,683.25 shares of common stock. As a result, during the period ended September 30, 2021, the holders of the Company’s Series A convertible preferred stock successfully converted their holdings into 71,683,250 shares of Common Stock and the Board issued the remaining securities as agreed under the Acquisition Agreement including 22,647,751 shares to the Trustee as part of the asset acquisition costs and 5,661,938 shares to the agent as financing costs. Further a total of $3.25 million raised in the form of SAFES were converted into a total of 126,614,436 shares of common stock at $0.02567 per share.

Risks

Our business and ability to execute our growth strategies are subject to a number of risks of which you should be aware before you make an investment decision. In particular, you should consider the risks discussed in the “Risk Factors” section of this prospectus, including, but not limited to, the following:

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●	we have incurred significant losses to date and may continue to incur losses;

●	we will need to raise additional capital;

●	growth of operations will depend on the acceptance of our products and consumer discretionary spending;

●	we have limited management resources and are dependent on key executives;

●	failure to achieve and maintain effective internal controls could have a material adverse effect on our business;

●	competition that we face is varied and strong;

●

We depend on a large volume of merchants and retailers paying us a small monthly usage fee which may mean a high cost of customer acquisition during the first 2-3 years of launching our new SaaS model.

●

In the first 4 years from launching our SaaS solution we are dependent on third-party eCommerce platforms such as Shopify to host our software. In the event that one of these platforms becomes redundant or completely changes some of their policies it may have a negative impact on our business and result in loss of business or existing customers

●	failure of third party vendors and platforms upon which we rely could adversely affect our business; and

●	litigation and publicity concerning product quality and other issues could adversely affect our results of operations, business and financial condition;

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THE OFFERING
Common stock offered by us

80,000,000 shares of our common stock, based on an assumed offering price of $0.12 per share. We are selling the shares and warrants on a “best-efforts” basis and cannot guarantee that all or any of the shares or warrants will be sold.

Warrants offered by us	20,000,000 warrants to purchase shares of common stock with an exercise price of $0.15 per share.

Common stock offered by our selling shareholders Warrants offered by our selling shareholders.	200,031,733 shares of common stock to be offered by our selling shareholders at a price of $0.12 per share. 41,998,323 shares of common stock underlying warrants held by our selling shareholders.

Common stock to be outstanding immediately after this offering	344,635,247

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $12,600,000, which includes $9,600,000 if all 80,000,000 shares of common stock are purchased, and an additional $3,000,000 if all warrants offered as part of the public offering are exercised. We intend to use substantially all of the net proceeds from this offering to fund business operations, including the development and sale of our products, and for working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors	You should read the “Risk Factors” section of this prospectus beginning on page 8 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

OTC Pink trading symbol	“WOWI”

The number of shares of our common stock that will be outstanding immediately after this offering excludes:
●	23,940,721 shares of our common stock pursuant to issuances of stock options under our 2021 Stock Incentive Plan and 41,998,323 warrants to purchase common stock.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to our Financial Condition

We have incurred significant losses to date and may continue to incur losses.

We have incurred net losses since we commenced operations. For the six-month period ended June 30, 2022, our operating loss was $1,345,360. We have incurred net losses in each fiscal year since our inception. We had net losses of $3,341,980 and $53,236 for the years ended December 31, 2021 and 2020, respectively.

These losses have had, and likely will continue to have, an adverse effect on our working capital, assets, and equity. In order to achieve and sustain such revenue growth in the future, we must significantly expand our market presence and revenues from existing and new customers. We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability. Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.

Our auditors have expressed doubt about our ability to continue as a going concern.

The Report of our Independent Registered Public Accounting Firm with respect to our December 31, 2021 consolidated financial statements, includes an explanatory paragraph stating that the recurring losses, an accumulated deficit and a working capital deficit at December 31, 2021 raise substantial doubt about our ability to continue as a going concern for the previous standalone company.

We will need to raise additional capital.

We are currently completing additional development with respect to the intellectual property assets acquired from Royal App, Ltd. We will continue to incur research and development and other associated expenses up until our secondary product launch is complete. Any failure of the secondary product launch to generate revenues or sustain positive cash flows in sufficient amounts to fund our business operations may result in the need to secure additional financing beyond this offering in order to support our operations. We can provide no assurances that any additional sources of financing will be available to us on favorable terms, if at all. Our forecast of the period of time through which our current financial resources will be adequate to support our operations and the costs to support our general and administrative, selling and marketing and research and development activities are forward-looking statements and involve risks and uncertainties.

We may also need to raise additional capital to expand our business to meet our long-term business objectives. Additional financing, which is not in place at this time, may come from the sale of equity or convertible or other debt securities in a public or private offering, from an additional credit facility or strategic partnership coupled with an investment in us or a combination of both. We may be unable to raise sufficient additional financing on terms that are acceptable to us, if at all. Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to expand our business. For further discussion of our liquidity requirements as they relate to our long-term plans, see the section entitled “Liquidity and Capital Resources — Capital Resources and Expenditure Requirements”.

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Risks Related to our Business

The requirements of being a public company may strain our resources and distract management.

As a result of filing the registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

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Ineffective internal controls could impact the Company’s business and operating results.

The Company’s internal control over financial reporting may not prevent or detect misstatements because of the inherent limitations of internal controls, including the possibility of human error, the circumvention or overriding of controls, poorly designed or ineffective controls, or fraud. Internal controls that are deemed to be effective can provide only reasonable assurance with respect to the preparation and fair presentation of the Company’s financial statements. If the Company fails to maintain the adequacy of its internal controls, including the failure to implement new or improve existing controls, or fails to properly execute or properly test these controls, the Company’s business and operating results could be negatively impacted and the Company could fail to meet its financial reporting obligations.

Changing economic conditions and other effects of the such changes caused by the coronavirus disease 2019 (Covid-19).

The Company’s operations may be affected by the recent and ongoing outbreak of Covid-19 which has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however it may result in a material adverse impact on the Company’s combined financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the ability of our management team to provide services to us, unavailability of supplies or third party consulting services used in operations, and the decline in value of assets held by the Company, including, property held by the Company, as well as the availability of capital and the ability for retailers to purchase our products. The Covid-19 pandemic and mitigation measures have had and may continue to have, and any future epidemic disease outbreak may have, an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed. The extent to which the Covid-19 pandemic impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

Growth of operations will depend on the acceptance of our products by our retail clients.

The acceptance by our customers of our newly acquired Shelfy application, as well as additional mobile product offerings under development is critically important to our success. Shifts in user preferences away from the functionality of our mobile applications, our inability to develop effective mobile application products that appeal to consumers, or changes in our products that eliminate product attributes popular with some consumers could harm our business. Our success depends significantly on meeting the specific needs of our retail clients on an ongoing basis, competitive pricing and ease of use by the end consumer. And inability to continuously meet these needs may have material adverse effects on our sales, results of operations, business and financial condition.

We cannot be certain that the products that we offer will become, or continue to be, appealing and as a result there may not be any demand for these products and our sales could decrease, which would result in a loss of revenue. Additionally, there is no guarantee that interest in our products will continue, which could adversely affect our business and revenues.

Demand for products which we sell depends on many factors, including:

●	the number of customers we are able to attract and retain over time;

●

the competitive environment in the mobile commerce industry, as well as the mobile application industry as a whole, may force us to reduce prices below our desired pricing level or increase promotional spending; and

●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely cost effective manner;

All of these factors could result in immediate and longer term declines in the demand for the products we plan to offer, which could adversely affect our sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

We have limited management resources and are dependent on key executives.

We are currently relying on key individuals to continue our business and operations and, in particular, the professional expertise and services of Elchanan (Nani) Maoz, acting chief executive officer, president and director, Jonah Meer, secretary and director, and James Alexander Brodie, treasurer and director, as well as key members of our executive management team and others in key management positions. We plan to appoint additional independent directors in order to comply with NASDAQ requirements in the future, however, until any potential additional directors or officers are appointed, we may not have sufficient managerial resources to successfully manage the increased business activity envisioned by our business strategy. In addition, our future success depends in large part on the continued service of our current management team. We have not entered into employment agreements with our management team. If our officers and directors chose not to serve or if they are unable to perform their duties, and we are unable to retain a replacement qualified individual or individuals, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace the current officers and directors with other qualified individuals.

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Failure to achieve and maintain effective internal controls could have a material adverse effect on our business.

If we cannot provide reliable financial reports, our operating results could be harmed. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Based on our evaluation, our management concluded that there was a material weakness in our internal control over financial reporting for the year ended December 31, 2021. The material weakness identified did not result in the restatement of any previously reported financial statements or any related financial disclosure, nor does management believe that it had any effect on the accuracy of our financial statements for the year ended December 31, 2021. A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We believe that the lack of internal accounting staff resulted in a lack of segregation of duties and the accounting technical expertise necessary for an effective system of internal control. Because of the material weakness described above, management concluded that, as of December 31, 2021, our internal control over financial reporting was not effective. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Failure to comply with Section 404 could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Competition that we face is varied and strong.

Our products and industry as a whole are subject to competition. There is no guarantee that we can develop or sustain a market position or expand our business. We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing products to our customers. Such competitor entities include: (1) a variety of large multinational corporations engaged in the mobile commerce industry, including but not limited to companies that have established loyal customer bases over several decades; (2) mobile commerce companies that have an established customer base, and have the same or a similar business plan as we do and may be looking to expand nationwide; and (3) a variety of other local and national mobile commerce and mobile application companies with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and greater name and brand recognition than we have. As a result, these competitors may have greater credibility with both existing and potential customers. They also may be able to offer more products and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Our industry requires the attraction and retention of talented employees.

Success in the mobile commerce and mobile application industry, specifically as it relates to our platform and products, does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

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We will depend on a large volume of merchants and retailers paying us a small monthly usage fee which may mean a high cost of customer acquisition during the first 2-3 years of our operation

Our SaaS software will target thousands of potential independent merchants and retail customers across multiple markets and in various locations. Each of these customers will pay us a small monthly usage fee for the use of our SaaS offering. As a result, in the first several years of our operation, customer acquisition costs and set up fees may be high in relation to subscription fees collected over the launch period. The Company expects a period of 2-3 years to reach suitable subscription levels to offset customer acquisition fees.

We currently depend on third party platforms for a portion of our business.

A portion of our sales revenue in the first four years will be dependent on third-party eCommerce platforms such as Shopify to host our software. As independent companies, providers of the third party platforms make their own business decisions. In the event that one of these platforms becomes redundant or completely changes some of their policies it may have a negative impact on our business and result in loses of business or existing customers. Their financial condition could also be adversely affected by conditions beyond our control, and our business could suffer as a result. Deteriorating economic conditions could negatively impact the financial viability of third party platform providers. Any of these factors could negatively affect our business and financial performance.

We may fail to comply with applicable government laws and regulations.

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations, could result in increased compliance costs or capital expenditures.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights.

Our commercial success will depend in part on obtaining and maintaining trademark protection and trade secret protection of our products and brands, as well as successfully defending these trademarks against third-party challenges. We will only be able to protect our intellectual property related to our trademarks, patents and brands to the extent that we have rights under valid and enforceable trademarks, patents or trade secrets that cover our products and brands. Changes in either the trademark or patent laws or in interpretations of trademark or patent laws in the U.S. and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our issued trademarks or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

We may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in our loss of significant rights and the assessment of treble damages.

From time to time we may face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect us negatively. For example, were a third party to succeed on an infringement claim against us, we may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, we could face an injunction, barring us from conducting the allegedly infringing activity. The outcome of the litigation could require us to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or we may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against us may require us to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible. In the case of diagnostic tests, we would also need to include non-infringing technologies which would require us to re-validate our tests. Any such re-validation, in addition to being costly and time consuming, may be unsuccessful.

Finally, we may initiate claims to assert or defend our own intellectual property against third parties. Any intellectual property litigation, irrespective of whether we are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert our management’s attention from our business and negatively affect our operating results or financial condition.

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We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Although we try to ensure that we, our employees, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we, our employees, or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to our trademarks, as well as claims that our employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Risks Related to our Common Stock and this Offering

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

●	our ability to integrate operations, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof, which will be necessary to fund our operating expenses;

●	announcements of new or similar products by our competitors;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There currently is a limited liquid trading market for our common stock and we cannot assure investors that a robust trading market will ever develop or be sustained for our common stock.

To date there has been a limited trading market for our common stock on the OTC Pink Marketplace. We cannot predict how liquid the market for our common stock may become. A lack of an active market may impair investors’ ability to sell their shares at the time they wish to sell them or at a price they consider reasonable. The lack of an active trading market may impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using our common stock as consideration. For companies whose securities are traded in the OTC Pink Marketplace, it is generally more difficult to obtain accurate quotations, to obtain coverage for significant news events (because major media channels generally do not publish press releases about such companies) and to obtain needed capital.

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The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the SEC. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Our directors and officers will continue to exercise significant control over our operations.

As of the date of this prospectus, our management and board of directors, currently hold approximately 33.82% of the voting power of our common stock and will hold approximately 26% of the voting power of our common stock following this offering, assuming all shares are sold, but excluding the exercise of warrants. Accordingly, our executive officers and directors will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your Shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

A significant portion of our total outstanding shares of common stock may be sold into the public market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the market perception that the holders of a large number of shares of common stock intend to sell shares of common stock, could reduce the market price of our common stock. After this offering, we will have up to 344,635,247shares of common stock outstanding excluding shares underlying warrants.

We may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

Although we presently have no intention to do so without stockholder approval, which may be obtained solely through the votes of its management and board of directors, the Board may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such provision may delay or prevent a change of control of the Company. The board of directors also may declare a dividend on any outstanding shares of preferred stock. All outstanding shares of preferred stock are fully paid and non-assessable.

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Provisions of our charter documents could discourage an acquisition of our company that would benefit our stockholders and may have the effect of entrenching, and making it difficult to remove, management.

Provisions of our Articles of Incorporation and By-laws may make it more difficult for a third party to acquire control of us, even if a change in control would benefit our stockholders. In particular, shares of our preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as our board of directors may determine, including, for example, rights to convert into our common stock. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any of our preferred stock that may be issued in the future. The issuance of our preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of us. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock and discourage these investors from acquiring a majority of our common stock. Further, the existence of these corporate governance provisions could have the effect of entrenching management and making it more difficult to change our management.

We have not, and may never pay dividends to shareholders.

We have not declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent additional shares of common stock are subsequently issued, you will incur further dilution. Based on an assumed public offering price of $0.12 per share and a fully subscribed offering, you will experience immediate dilution of $0.094 per share, representing the difference between our as adjusted net tangible book value per share at June 30, 2022, after giving effect to this offering, and the assumed initial public offering price.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty all of our potential uses for the estimated net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Pending its use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analyst downgrades our stock or if analysts downgrade our stock or issue other unfavorable commentary or cease publishing reports about us or our business.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains projections and statements relating to us that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof, although not all forward-looking statements contain those identifying words. Such statements speak only as of the date of such statement, and we undertake no ongoing obligation to update such statements. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of the Company with respect to, among other things:

●	trends affecting our financial condition, results of operations or future prospects;

●	our growth strategies;

●	our financing plans and forecasts;

●	the factors that we expect to contribute to our success and our ability to be successful in the future;

●	our business model and strategy for realizing positive results when sales begin;

●	competition, including our ability to respond to such competition and its expectations regarding continued competition in the market in which we compete;

●	expenses;

●	our expectations with respect to continued disruptions in the global capital markets and reduced levels of user spending and the impact of these trends on its financial results;

●	our ability to meet our projected operating expenditures and the costs associated with development of new projects;

●	our ability to pay dividends or to pay any specific rate of dividends, if declared;

●	the impact of new accounting pronouncements on its financial statements;

●	our market risk exposure and efforts to minimize risk;

●	development opportunities and its ability to successfully take advantage of such opportunities;

●	regulations, including anticipated taxes, tax credits or tax refunds expected; and

●

the outcome of tax audits and assessments, should they occur, including appeals thereof, timing of resolution of such audits, our estimate as to the amount of taxes that will ultimately be owed and the impact of these audits on our financial statements.

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●	Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include the fact that:

●	growth of operations will depend on the acceptance of our products and consumer discretionary spending;

●	we have limited management resources and are dependent on key executives;

●	competition that we face is varied and strong;

●	we depend on a small number of large retailers for a significant portion of our sales;

●	we may fail to comply with applicable government laws and regulations;

●	we face various operating hazards that could result in the reduction of our operations; and

●	Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

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USE OF PROCEEDS

We estimate that the proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $12,600,000, prior to deduction of offering costs, assuming a public offering price of $0.12 per share and the exercise of underlying warrants with an exercise price of $0.15 per warrant share.

We intend to use substantially all of the net proceeds from this offering to fund business operations, including the development and sale of our products, and for working capital and general corporate purposes.

The shares of common stock to be sold will be sold at a fixed price of $0.12 per share until such time as our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time the shares may be sold at prevailing market prices or in privately negotiated transactions.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

USE OF PROCEEDS (1)

	100%	75%	$50%	25%	10%
Ongoing R&D and product development	$6,350,000	$4,762,500	$3,175,000	$1,587,500	$750,000
Sales and Marketing	$2,730,000	$2,047,500	$1,365,000	$682,500	$150,000
Executive salary and management costs	$1,540,000	$1,155,000	$770,000	$385,000	$200,000
Office, support personnel and overhead	$950,000	$712,500	$475,000	$237,500	$75,000
Professional fees and services	$915,000	$686,250	$457,500	$228,750	$75,000
Miscellaneous	$115,000	$86,250	$57,500	$28,750	$10,000
	$12,600,000	$9,450,000	$6,300,000	$3,150,000	$1,260,000

(1)	Offering expenses expected to be $133,544 will be borne by the Company and not deducted from Gross proceeds.

If we require additional funding, we will seek such funds through a Notes offering conducted under Regulation S, and loans from officers, directors and business associated and entities controlled by them in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

This Prospectus relates to the resale of 200,031,733 shares of common stock by the selling stockholders and 21,998,323 shares of common stock underlying warrants held by our selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding, but we will receive proceeds from the sale of our newly issued common shares, as well as any exercise of warrants to be issued to new investors, as well as the exercise of warrants held by our selling shareholders. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

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Selling Shareholders

Name	Common Stock Beneficially Owned Before Resale	Amount Offered (Assuming all shares sold separately)	Common Stock Beneficially Owned After Resale
Asaf Talmor Wertheimer(1)	3,999,999	3,999,999	--
S.B Meger Consulting, Management and Investment(1)(2)	1,500,000	1,500,000	--
Eran Sela(1)	4,000,000	4,000,000	--
David Kyte(1)	3,000,000	3,000,000
Roberta P Dubrow Marital Trust(1)(3)	1,000,000	1,000,000	--
Pareto Optimum, LP(1)(4)	15,000,000	15,000,000	--
Dolder investments LTD(1)(5)	720,000	720,000	--
Oras Capital(1)(6)	2,000,000	2,000,000	--
Leader & co Finance (2001) Ltd(1)(7)	200,000	200,000	--
Erez Haver Adv. Law Firm(1)(8)	1,000,000	1,000,000	--
Moni Bar-El(1)	600,000	600,000	--
Ofer Shalev(1)	1,000,000	1,000,000	--
Shay Feldman(1)	600,000	600,000	--
Eli Menik(1)	600,000	600,000	--
Ruby Hersh(1)	600,000	600,000	--
Miri and Shahar Cohen(1)	600,000	600,000	--
Tereze Ben Soshan(1)	600,000	600,000	--
Tom Uliel(1)	600,000	600,000	--
Aron (Aharon) Cohen(9)	9,739,572	9,739,572	--
Asaf Talmor Wertheimer(9)	7,791,658	7,791,658	--
Marital T/I Roberta P. Dubrow(9)(3)	2,921,872	2,921,872	--
David Kyte(9)	15,583,315	15,583,315	--
Galnir Management and Investments Ltd.(9)(10)	5,843,743	5,843,743	--
Iris Vermouth(9)	3,895,829	3,895,829	--
Jonny Kaye(9)	9,739,572	9,739,572	--
Oras Capital Ltd(9)(6)	5,843,743	5,843,743	--
Zwi Williger(9)	7,791,658	7,791,658	--
Schachaf Ohana(9)	3,895,829	3,895,829	--
Eran Sela(9)	3,895,829	3,895,829	--
Ritz Investments Limited(9)(11)	7,791,657	7,791,657	--
GT Ventures Ltd.(9)(12)	30,192,673	30,192,673	--
Erez Haver Adv. Law Firm(9)(8)	1,947,914	1,947,914	--
Smith Family Descendants Trust(9)(13)	9,739,572	9,739,572	--
CLOS Trading, Ltd.(14)	7,791,658	7,791,658	--
Everest Credit, LP(15)	71,683,250	13,313,062	58,370,188
Everest Corporate Finance Ltd. (15)	5,661,938	5,661,938	--
Yaron Elhawi TR UA 02/01/2021 Yaron Elhawi Trust Royal App, Ltd in Liquidation(16)	22,647,751	22,647,751	--
Rosario Capital Ltd.(17)(18)	208,333	208,333	--
David Kyte (18)	625,000	625,000	--
Jonny Kaye (18)	416,666	416,666	--
Aron (Aharon) Cohen (18)	416,666	416,666	--
David Kyte (19)	1,575,000	1,575,000	--
Everest Credit LP (15)(19)	717,269	717,269	--
Asaf Wertheimer Talmor (19)	700,000	700,000	--
Maoz Everest Fund Management Limited (19)(21)	497,840	497,840	--
Jonny Kaye (19)	728,000	728,000	--
Aron (Aharon) Cohen (19)	728,000	728,000	--
Rosario Capital Ltd. (18)(19)	368,438	368,438	--
Yaron Hason (19)	350,000	350,000	--
Yariv Hason (19)	350,000	350,000	--
Ehud Gabrieli Advocate (19)	119,000	119,000	--
Seligsohn Gabrieli Benshafrut Ltd. (19) (20)	462,000	462,000	--
Nahum Gabrieli Advocate (19)	119,000	119,000	--

1)

Consists of shares of common stock and shares of common stock underlying warrants sold as part of the 2021 PIPE offering. Each purchaser received shares of common stock as well as one half warrant for each share of common stock purchased, all of which are being registered. The shares of common stock were purchased at a price of $0.075 per share, and the warrants have an exercise price of $0.0975 per share.

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2)	The control persons for S.B. Meger Consulting, Management and Investment are Sagiv and Bianca Meger.
3)	The control person for the selling shareholder is Julie Duncan.
4)	The control person for the selling shareholder is Shay Shalom.
5)	The control person for the selling shareholder is Shai Podoshin.
6)	The control person for the selling shareholder is Eyal Sheratzky.
7)	The control person for the selling shareholder is Shay Ben Yakar.
8)	The control person for the selling shareholder is Erez Haver.
9)	Represents shares issued pursuant to the conversion of our preferred stock pursuant to our 2021 SAFE offering.
10)	The control person for the selling shareholder is Nir Sheratzky.
11)	The control person for the selling shareholder is Daniele Rudich.
12)	The control person for the selling shareholder is Trident Chambers.
13)	The control person for the selling shareholder is Marnie Naiburg-Smith.
14)	Consists of shares underlying warrants issued to CLOS Trading, Ltd. The control person for CLOS Trading, Ltd. Is Itay Strum.
15)	Consists of shares issued to Everest Credit, LP and Everest Corporate Finance Ltd. The control person for each of Everest Credit, LP and Everest Corporate Finance Ltd. is Elchanan Maoz.
16)	Consists of shares of common stock issued pursuant to our acquisition of Royal App, Ltd. The control person for the shareholder is Yaron Elhawi.
17)	The Control person for the selling shareholder is Ros-ario Securities Ltd., whose sole shareholder is Mr. Ruben Eblagon.
18)	Represents common shares underlying warrants issued in connection with a Note Offering, with an exercise price of $0.12 per share.
19)	Represents shares of common stock issued pursuant to a Note and Securities Purchase Agreement.
20)	The Control person for the selling shareholder is Nahum Gabrieli.
21)	The control person for Maoz Everest Fund Management Limited is Elchanan Maoz.

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All shares included in the original registration statement were issued pursuant to Regulation S or Section 4(a)(2).

Our common stock is currently traded on the OTC Pink Marketplace under the symbol “WOWI”.

The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTCQB at which time the selling shareholders will sell their shares based on the market price of such shares. Until such time, the shares will be sold at a fixed price of $0.12 per share.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Neither Selling Security Holders nor their agents shall bid for, purchase, or attempt to induce any person to bid for or purchase shares of our Common Stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

 The Selling Security Holders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 365 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Pink market, under the symbol “WOWI”.

The following table sets forth the range of high and low bid prices of our common stock as reported and summarized on the OTC Pink market, as applicable, for the periods indicated. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

	Fiscal Year 2022
	High	Low
First Quarter	$0.14	$0.05
Second Quarter	$0.14	$0.06

	Fiscal Year 2021
	High	Low
First Quarter	$0.03	$0.01
Second Quarter	$0.37	$0.06
Third Quarter	$0.17	$0.02
Fourth Quarter	$0.18	$0.07

	Fiscal Year 2020
	High	Low
First Quarter	$0.05	$0.006
Second Quarter	$0.02	$0.006
Third Quarter	$0.02	$0.004
Fourth Quarter	$0.02	$0.004

	Fiscal Year 2019
	High	Low
First Quarter	$0.03	$0.004
Second Quarter	$0.03	$0.01
Third Quarter	$0.02	$0.006
Fourth Quarter	$0.02	$0.004

Holders of Our Common Stock

As of the date of this prospectus, we have 64 registered holders of common stock and there are 264,635,247 shares of our common stock outstanding.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock for the foreseeable future. The payment of dividends on common stock, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of June 30, 2022:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 80,000,000 shares of our common stock in this offering at the assumed public offering price of $0.12 per share.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read the following table in conjunction with “Selected Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes thereto included elsewhere in this prospectus.

	June 30, 2022 On an actual basis	Offering *	June 30, 2022 As adjusted

Assets
Current assets:
Cash and cash equivalents#	$495,268	$9,600,000	$10,095,268

Common shares issued and outstanding	264,635,247	80,000,000	344,635,247

Net value per share	$0.0019	$0.12	$0.0292

# Includes cash proceeds of $369,000 received in August 2022 for which common shares have been issued as part of a Note and Securities Purchase Agreement.

 *Assumes Offering is fully subscribed for total gross proceeds for $9,600,000 from the sale of 80,000,000 at $0.12 per shares.

DILUTION

If you purchase shares in this offering your interest will be diluted immediately to the extent of the difference between the assumed public offering price of $0.12 per share and the as adjusted net tangible book value per share of our common stock immediately following this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

Our net tangible book value (negative) as of June 30, 2022 was approximately $(269,357), or approximately ($0.00102) per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, excluding goodwill and customer relationship intangibles, divided by the number of shares of common stock outstanding as of September 1, 2022.

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After giving effect to the sale of shares of our common stock in this offering at an offering price of $0.12 per share, our as adjusted net tangible book value as of June 30, 2022, would have been $9,330,643, or $0.02707 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.02809 per share to our existing stockholders, and an immediate dilution of $0.09293 per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed public offering price per share		$0.12
Net tangible book value per share as of June 30, 2022	$(0.00102)
Increase per share attributable to new investors	$0.02809
As adjusted net tangible book value per share after this offering		$0.02707
Dilution per share to new investors in the offering		$0.09293

The following table sets forth the difference between the offering price of the shares of our Common Stock being sold by the Company, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2022. Totals may vary due to rounding. Note - the table below does not reflect offering costs estimated to be $133,544 which will be borne by the Company and not deducted from gross proceeds.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
Offering Price	$0.12 per share	$0.12 per share	$0.12 per share	$0.12 per share	$0.12 per share
Net tangible book value at June 30, 2022 (1)	$(0.00102) per share	$(0.00102) per share	$(0.00102) per share	$(0.00102) per share	$(0.00102) per share
Net tangible book value after giving effect to the Offering proceeds	$0.02707 per share	$0.02135 per share	$0.01487 per share	$0.00749 per share	$0.00253 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02809 per share	$0.02237 per share	$0.01589 per share	$0.00850 per share	$0.00355 per share
Per Share Dilution to New Investors	$0.09293 per share	$0.09865 per share	$0.10513 per share	$0.11251 per share	$0.11747 per share
Percent Dilution to New Investors	77%	82%	88%	94%	98%

(1)	The number of shares of our common stock that will be outstanding immediately after this offering is based on 264,635,247 shares of our common stock outstanding as of September 1, 2022, and excludes:

●	23,940,721shares of our common stock pursuant to issuances of stock options under our 2021 Stock Incentive Plan and 41,998,323 shares of common stock underlying warrants.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below. You should read the “Risk Factors” section of this Information Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our Mission.

We enable retailers to grow their business, using mobile commerce to better engage their customers, both in-store and online – no code required.

Our Objective

Metro One Telecommunications, Inc., is focused on changing the way retailers integrate mobile commerce solutions within their business. Our multi-model, plug and play mobile commerce platform enables retailers to launch their own branded mobile application serving as an additional sales channel in a matter of a few hours – no code required.

Through our recently acquired Israeli tech company, Stratford Ltd., the Company will continue to merge the functionality of mobile technology, artificial intelligence “AI”, and Machine learning enabling retailers to quickly and easily bring their business online to significantly:

•	Increase customer retention (60%)
•	Increase average basket size (30%)
•	Increase Up sell and Cross sell x4
•	Increase customers lifetime value CLV – drastic increase in repeat monthly purchases

Currently we are in the process of transforming our existing suite of products to a fully modular SaaS based platform. This will enable us to scale the company significantly, onboarding multiple retailers simultaneously without any additional integration costs.

Highlights

The following are highlights of our operating results for the year ended December 31, 2021 and three and six months ended June 30, 2022:

●

Revenue. During the three and six-month periods ended June 30, 2022, we generated revenue of $18,937 and $38,143, respectively. During the year ended December 31, 2021, we generated revenue of $170,622. Our revenue for the respective periods is primarily attributed to license fees, subscriptions, and customized professional services related to our mobile commerce software platform.

●

Operating expenses. During the three and six months ended June 30, 2022, our operating expenses were $577,778 and 1,345,360, respectively. During the fiscal year ended December 31, 2021, our operating expenses were $3,512,602. Our operating expenses include management fees, research and development costs, general and administrative expenses, sales and marketing costs and costs associated with our recent sales of securities.

●

Net income (loss). During the three and six months ended June 30, 2022 and the fiscal year ended December 31, 2021, the Company reported a net loss of $558,841, $1,192,356 and $3,341,980, respectively, or a loss of approximately $0.00, $0.01 and $0.04 per share.

As we continue to onboard additional customers for our current software offerings and complete the development of a secondary SaaS mobile suite, we believe that the recently acquired Shelfy software suite will generate increasing revenues period over period. Historically, the Company was not generating revenue from its operations. We expect our operational expenses to continue to exceed incoming revenues until such time as our secondary product effectively launches its full suite of solutions, with Enterprise clients as our main target market, planned for the first quarter of 2023. We expect to continue to onboard new customers during fiscal 2022 once our new software offering has had its initial launch. While we continue to develop and expand our primary business operations during fiscal 2022, our revenues are not expected to be sufficient to meet our ongoing expenses. The recently acquired mobile software assets generated revenue in the three and six-month periods ended June 30, 2022 of $18,937 and $38,143, respectively, with revenues of. $170,622I in the year ended December 31, 2021.  We believe that by the close of fiscal 2023, our wholly owned operating subsidiary will generate revenue in a sufficient amount to meet our cash flow needs.

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Recent Developments

On March 30, 2021, the Company announced that its newly-formed, wholly owned Israeli subsidiary, Stratford Ltd. had received notification of approval from the Lod District Court in Israel for its winning bid to acquire certain assets of Royal App, Ltd. out of insolvency proceedings for approximately $2.4 million USD in cash as well as 8% equity in the Company on a diluted basis, post conversion of the Company’s preferred common stock and certain other proposed sales of common stock in order to raise the required funds to complete the acquisition, (the “Recapitalization”).

Royal App, Ltd., is the developer of Shelfy, a white label, headless mobile commerce software platform, among other assets, that helps retailers and fast moving consumer goods companies become growth companies. The Shelfy product incorporates sophisticated artificial intelligence and machine learning in its algorithms to markedly improve online shopping metrics through mobile phones for large consumer retailers such as supermarket chains, food and other clients.

To finance the acquisition as well as general working capital, the Company proposed to raise up to $3.5 million commencing March 2021 in the form of puttable Simple Agreements for Future Equity (“SAFE”) from institutional investors and family offices.  The terms of the SAFE require that they automatically convert into common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock. The Company’s intent was to undertake the conversion of preferred stock in the quarter ended September 30, 2021, following shareholder approval of certain proposed corporate restructure plans.

Subsequent to the conversion of the preferred stock, and as part of the agreement for the acquisition of certain assets of Royal App, Ltd., the Company also agreed to issue common stock for commission fees of 2% of the Company’s common stock on a diluted basis, and to the employees of Stratford as to 8% of the Company on a diluted basis, under the terms of an Employee Stock Option Plan, once approved by Shareholders. Further, in order to undertake these issuances, the Company was required to increase the authorized common stock of the Company.

On June 9, 2021, the Company announced a Stockholders’ meeting to be held on June 30, 2021 to approve the following actions:

•	An amendment to the articles of the Company to increase the authorized shares of the Company from 50,000,000 to 600,000,000.
•

An amendment to the articles of the Company to effect a reverse stock split on the basis of not less than 1 for 10 and not more than 1 for 100. Such ratio to be determined by the Board of Directors of the Company, at such time as it is approved by the Board of Directors of the Company.

•	Approval of a 2021 Employee Stock Incentive Plan. The Plan will have available shares equity to 25% of the Company’s capitalization and a term of ten years from the effective date of the Plan.
•	Approval of the Company’s reorganization from Oregon to Delaware.

The meeting was held on June 30, 2021, and the Company’s shareholders approved all of the actions detailed above, as well as the conversion of 1,000 outstanding shares of Company’s Series A convertible preferred stock whereby each 1 share of Preferred stock held is convertible into 71,683.25 shares of common stock. As a result, during the period ended September 30, 2021, the holders of the Company’s Series A convertible preferred stock successfully converted their holdings into 71,683,250 shares of Common Stock and the Board issued the remaining securities as agreed under the Acquisition Agreement including 22,647,751 shares to the Trustee as part of the asset acquisition costs and 5,661,938 shares to the agent as financing costs. Further a total of $3.25 million raised in the form of SAFES were converted into a total of 126,614,436 shares of common stock at $0.02567 per share.

During the year ended December 31, 2021, the Company closed an additional $1,881,000 as part of our PIPE offering, by way of the sale of an additional 25,080,000 Units at $0.075 per Unit, each Unit consisting of one share of common stock and one-half warrant for exercise at $0.0975 per share. The Company paid agent commissions on $1.376 M in proceeds at 4.25% for a total of $58,480 in financing costs.

The Company granted 7,791,658 Stock Purchase Warrants to one of its financing agents, exercisable for a period of two years from the date of grant at $0.02567 per share. The Company recorded $854,632 in financing costs.

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During the year ended December 31, 2021, the Company granted the following stock options under its 2021 Stock Incentive Plan:

-	9,000,000 fully vested incentive stock options to directors, officers and consultants of the Company for exercise at $0.02567 for a term of 4 years from grant.

-

7,077,422 qualified employee stock options to certain officers, directors and employees of the Company’s wholly owned subsidiary, Stratford Ltd for exercise at $0.123 per share for a period of (4) four years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date”), with an additional 6.25% (six and one quarter percent) of the options vesting at the end of each three (3) month period following the Cliff Date. The options shall become fully vested by the fourth anniversary of the vesting commencement date, with a vesting commencement date of October 26, 2021.

-

11,465,424 qualified employee stock options to certain officers and employees of the Company’s wholly owned subsidiary, Stratford Ltd., with an exercise price of $0.02567 per share for a period of four years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date, with an additional 6.25% (six and one quarter percent) of the Option vesting at the end of each three (3) month period following the Cliff Date. The Options shall become fully vested by the fourth anniversary of the Vesting Commencement Date, with a vesting commencement date of May 2, 2021.

During the three months ended March 31, 2022, the Company received a total of $400,000 in proceeds from Short Term Promissory Notes (the “Notes”) with each Note having a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash commencing on May 1, 2022. Further each Noteholder received a ½ warrant for each $1 in Note proceeds, exercisable at $0.12 per share for a term of one year from issue date. The Company issued a total of 1,666,665 warrants in respect to the aforementioned Notes.

In June 2022, the Company received $100,000 in the form of a short-term promissory note from a company controlled by our President, with a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash.

In June 2022 the Company accepted a further $70,000 in proceeds in the form of Short-Term Promissory Notes from a company controlled by our President, having a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash. The Noteholder received a ½ warrant for each $1 in Note proceeds, exercisable at $0.12 per share for a term of one year from issue date. The Company issued a total of 291,667 warrants in respect to the aforementioned Notes, which warrants were subsequently canceled.

During the six months ended June 30, 2022, the Company granted a total of 1,500,414 qualified stock options to certain employees of controlled subsidiary Stratford and 1,415,484 options were forfeit upon termination of certain employment agreements. After June 30, 2022, the Company issued an additional 1,833,334 qualified stock options to certain employees of controlled subsidiary Stratford, and a further 5,414,228 options were forfeit upon termination of certain employment agreements.

On August 1, 2022, the Company officially launched its updated mobile commerce platform on the Shopify App Store, with its first user. The Shelfy app is now open to all merchants on the Shopify marketplace and can be accessed at https://apps.shopify.com/shelfy.

During August 2022, the Company received a total of $369,000 in cash proceeds from certain Note and Securities Purchase Agreements (the “August Notes”), and rolled over $570,000 of previously incurred debt under certain notes entered into during the first quarter, including accrued interest (the “New Notes”), with each of the August Notes and New Notes having a term of 15 months from issue date, bearing interest at a rate of 10% per annum, with accrued interest payable monthly in arrears in cash commencing on October 1, 2022. Further the Company issued a total of 6,714,547 shares of common stock to the Noteholders in conjunction with the terms of the agreements.

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Uncertainties in our Business

We believe that the key uncertainties in our business are as follows:

●

We believe that expanding our marketing team, which may result in significant advertising expenses, will be necessary in order to increase product awareness in order to compete with our competitors, including large and well established brands with access to significant capital resources

●	Customer trends and tastes can change for a variety of reasons including government regulations and variation in demographics. We will need to be able to adapt to changing preferences in the future.

●	Our sales growth is dependent upon maintaining our relationships with existing and future customers, which includes sales to large retailers.

Results of Operations

Three Months Ended June 30, 2022 and 2021

Revenue

We have generated $18,937 in revenue during the three months ended June 30, 2022 compared to $49,983 during the three months ended June 30, 2021.

Net Loss

We had a net loss of $558,841 in the three months ended June 30, 2022 compared to a net loss of $833,433 in the three months ended June 30, 2021, as follows:

	Three months ended June 30,
	2022		2021

Revenues		$18,937		$49,983

Operating expenses	$		$
General and administrative		398,375		231,454
Management Fees		120,578		69,441
Research and Development		-		181,736
Sales and Marketing		20,365		34,845
Finance Costs		38,460		365,940
Total operating expenses		577,778		883,416

Net Loss		$(558,841)		$(833,433))

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Operating Expenses

Total operating expenses for the three months ended June 30, 2022 were $577,778 compared to total operating expenses of $883,416 for the three months ended June 30, 2021. The decrease in operating expenses during the three months ended June 30, 2022 is predominantly the result of a decrease in Finance costs over the period. The Company expended $398,375 in the current three months ended June 30, 2022 compared to $231,454 in the prior three month period ended June 30, 2021 on general and administrative expenses, including salaries, $20,265 on sales and marketing compared to $34,845 in the prior comparative three month period, and $120,578 on management fees compared to $69,441 in the prior comparative three months. Finance costs of $38,460 related to warrants issued in respect to the issuance of certain notes payable in the current three month period, as compared to finance costs of $365,940 in the three months ended June 30, 2021 related to certain commission fees paid and costs related to the issuance of agent warrants.

Six Months Ended June 30, 2022 and 2021

Revenue

We have generated $38,143 in revenue during the six months ended June 30, 2022, compared to $49,983 during the six months ended June 30, 2021.

Net Loss

We had a net loss of $1,192,356 in the six months ended June 30, 2022 compared to a net loss of $911,133 in the six months ended June 30, 2021, as follows:

	Six months Ended June 30,
	2022	2021

Revenues	$38,143	$49,983

Operating expenses
General and administrative	$805,726	$297,154
Management Fees	256,548	81,441
Research and Development	-	181,736
Sales and Marketing	101,795	34,845
Finance Costs	181,291	365,940
Total operating expenses	1,345,360	961,116

Income tax refund	114,861	-
Net Loss	$(1,192,356)	$(911,133)

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Operating Expenses

Total operating expenses for the six months ended June 30, 2022 were $1,345,360 compared to total operating expenses of $961,116 for the six months ended June 30, 2021. The increase in operating expenses during the six months ended June 30, 2022 is predominantly the result of a substantial increase to general and administrative costs and management fees over the current period. The Company expended $805,726 in the current six months ended June 30, 2022 compared to $297,154 in the prior six month period ended June 30, 2021 on general and administrative expenses, including salaries, $101,795 on sales and marketing compared to $34,845 in the prior comparative six month period, and $256,548 on management fees compared to $81,441 in the prior comparative six months. Finance costs of $181,291 related to warrants issued in respect to the issuance of certain notes payable in the current six month period, as compared to finance costs of $365,940 in the three months ended June 30, 2021 related to certain commission fees paid in respect to a financing, and costs related to the issuance of agent warrants.

Operating Activities

Net cash used in operating activities was $709,951 for the six months ended June 30, 2022 compared to net cash used in operating activities of $426,855 for the six months ended June 30, 2021. Net cash used in operating activities for the six months ended June 30, 2022 was primarily the result of the net loss, offset by non-cash financing fees of $165,602, stock based compensation of $388,954, depreciation of $2,452 and non-cash lease expenses of $652, as well as changes to operating assets and liabilities, including a decrease to accounts receivable of $939, a decrease to prepaid expenses of $19,057, and a decrease to accounts payable of $95,251. Net cash provided by operating activities for the six months ended June 30, 2021 was primarily the result of the net loss, offset by non-cash financing fees of $283,096, and changes to operating assets and liabilities, including an increase to accounts payable of $288,038, an increase to accounts receivable of $52,241 and an increase to prepaid expenses of $34,615.

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Investing Activities

The Company purchased assets for a cash value of $17,503 and capitalized certain intangible assets of $847,206 during the six months ended June 30, 2022. During the comparative six months ended June 30, 2021 the Company capitalized certain intangible assets totaling $2,140,288.

Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2022 totaled $570,000 in proceeds from certain short term notes payable as compared to $3,250,000 in proceeds from the sale of restricted common shares at $0.02567 under our SAFE offering in the six months ended June 30, 2021.

For the years ended December 31, 2021 and December 31, 2020

Results of Operations

Revenue

During the years ended December 31, 2021 and 2020, we generated $170,622 and $0 of revenue, respectively.

Operating Expenses

For the years ended December 31, 2021 and 2020 we had the following operating expenses:

	Years Ended December 31,
	2021	2020

Operating expenses
General and administrative	$1,718,058	$5,236
Management Fees	294,101	48,000
Sales and Marketing	205,467	-
Finance Costs	1,294,976	-
Total operating expenses	3,512,602	53,236

Net Loss	$(3,341,980)	$(53,236)

Total operating expenses for the year ended December 31, 2021 were $3,512,602 compared to $53,236 for the year ended December 31, 2020. During the year ended December 31, 2021 the Company incurred $1,718,058 in general and administrative expenses including salaries, office rent, consulting fees, professional fees and other operating expenses. In addition, the Company reported a total of $294,101 in management fees paid to officers, directors and executives, $205,467 in sales and marketing costs and $1,294,976 in finance costs related to cash payments and the issuance of warrants to certain agents in respect to our SAFE and PIPE offerings. Comparatively, during the year ended December 31, 2020, the Company incurred $48,000 in directors fees and $5,236 in general and administrative expenses.

Net Loss

We had a net loss of $3,341,980 in the year ended December 31, 2021 compared to a net loss of $53,236 in the year ended December 31, 2020.

Statement of Cash Flows

The following table summarizes our cash flows for the period presented:

	For the Year ended December 31,
	2021	20
Net cash provided (used by) operating activities	$(805,402)	$22,961
Net cash provided from (used by) investing activities	(3,417,237)	-
Net cash provided from financing activities	5,131,000	-
Increase (decrease) in cash and cash equivalents	$908,361	$22,961

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Cash Provided by (Used in) Operating Activities

During the year ended December 31, 2021, net cash used in operating activities totaled $805,402, which consists of our net loss of $3,341,980, offset by noncash adjustments of $1,137,728 in financing costs, $1,144,077 in stock-based compensation, noncash operating lease expenses of $556 and depreciation of $328. Changes in operating assets included an increase to accounts receivable of $18,238, an increase to prepaid expenses of $229,982 and an increase to accounts payable of $502,109. During the year ended December 31, 2020 cash provided by operating expenses totaled $22,961and consisted of our net loss of $53,236 offset by a decrease in prepaid costs of $27,000 as prior issued deposits were returned to the Company, and an increase to accounts payable of $49,197.

Cash Provided by Investing Activities

Cash used in investing activities in the year ended December 31, 2021 totaled $3,417,237 as compared to $0 in the year ended December 31, 2020 and include $7,331 for the purchase of property and equipment and $3,409,906 with respect to the acquisition of certain intangible assets through a bankruptcy proceeding.

Cash Provided by Financing Activities

Cash provided by financing activities totaled $5,131,000 in the year ended December 31, 2021 as a result of the sale of common shares and units under a SAFE and PIPE during the year, as compared to $0 in the prior comparative year ended December 31, 2020.

Liquidity and Capital Resources

As at June 30, 2022, we had cash of $126,268. We are in the early stage of development having recently acquired certain assets through a bankruptcy proceeding that the Company has only recently begun to operate. We have experienced net losses to date and have generated modest revenue from operations in the three and six months ended June 30, 2022, which raises substantial doubt about our ability to continue as a going concern. While we have raised additional proceeds totaling $570,000 in the six months ended June 30, 2022 and a further $369,000 subsequent to June 30, 2022 by way of short term notes payable and certain note and securities purchase agreements, these funds are not sufficient to meet ongoing operations expenses. We will require substantial additional funds for operations in order to meet our software development and business expansion objectives in fiscal 2022 and beyond. There can be no assurance that financing, whether debt or equity, will be available to us in the amount required at any particular time or for any particular period or, if available, that it can be obtained on terms favorable to us. If additional funds are raised by the issuance of equity securities, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may be subject to certain limitations in our operations, and issuance of such securities may have rights senior to those of the then existing stockholders. We currently have no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources.

As we monitor the full impact of the COVID-19 outbreak, we continue exploring sources of debt and equity financings as well as available grants. There can be no assurance the necessary financing will be available to meet our timeline. We expect to continue to onboard additional customers for our existing software suite and our new software offering once launched in the fall of fiscal 2022, however we do not believe revenues from operations in fiscal 2022 will be sufficient to meet our operational overhead. Without additional financing, we do not believe our resources will be sufficient to meet our operating and capital needs beyond the third quarter of 2022.

Additional financing

During the six months ended June 30, 2022 we received $400,000 in proceeds from certain short term notes payable and a further $170,000 in short term notes payable from companies controlled by our President, Mr. Elchanan Maoz.

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Working Capital

	June 30, 2022	December 31, 2021
Current assets	$503,181	$1,558,768
Less: current liabilities	1,019,050	582,155
Working capital (deficit)	$(515,869)	$976,613

Current assets are primarily comprised of cash, customer accounts receivable, prepaid expenses and other current assets including refundable taxes (VAT).

Current liabilities consist of short term notes payable, accounts payable and accrued liabilities and the current portion of lease liabilities.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. Our report from our independent registered public accounting firm for the fiscal year ended December 31, 2021 includes an explanatory paragraph stating the Company has recurring losses and limited operations which raise substantial doubt about its ability to continue as a going concern. If the Company is unable to obtain adequate capital, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

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Off-Balance Sheet Arrangements

As of June 30, 2022, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

●	liquidity or market risk support to such entity for such assets;

●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

●

an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the periods presented.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our consolidated financial statements included herein for the quarter ended June 30, 2022 and the year ended December 31, 2021.

Foreign Currency Translation

The Company uses the U.S. Dollar as the reporting currency for its financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the Company’s wholly owned subsidiary is the Israeli Shekel.

Assets and liabilities of the Company’s subsidiary are translated into U.S. Dollars at period-end foreign exchange rates, and revenues and expenses are translated at average rates prevailing throughout the period. Translation adjustments are included in “Accumulated other comprehensive income” as a separate component of stockholders’ equity, and in the “Effect of exchange rate changes on cash and cash equivalents,” on the Company’s consolidated statements of cash flows. Transaction gains and losses including intercompany transactions denominated in a currency other than the functional currency of the entity involved are included in “General and Administrative” on the Company’s consolidated statements of operations.

Goodwill

Goodwill represents the excess of the purchase price of the acquisition over the net fair value of identifiable assets acquired and liabilities assumed. Goodwill amounts are not amortized.

Intangible Assets

The Company generally recognizes assets for customer relationships, developed technology, and finite-lived trade names from an acquisition. Finite-lived intangible assets are carried at acquisition cost less accumulated amortization. Such amortization is recorded on a straight-line basis over the estimated useful lives of the respective assets, generally from 3 to 8 years. Amortization for developed technology is recognized in cost of revenue. Amortization for trade names is recognized in sales and marketing expenses.

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In the year ended December 31, 2021, the Company recorded assets acquired in the cumulative amount of approximately $3.47 million (cash proceeds, share based consideration and the assumption of certain repayable grants issued by the government of Israel which financed certain development activities related to the intellectual property) purchased through a liquidation proceeding from the trustee for Royal App Ltd., an Israeli corporation, which we recorded as intangible assets. Intangible assets acquired included (1) goodwill; and (2) intellectual property and trademarks, including rights in patents in so far as they exist and rights of claim (if and in so far as they exist and are transferrable) for infringement of the aforementioned intellectual property. We initially record acquired intangible assets at their estimated fair values and we review these assets periodically for impairment.

Software Research & Development Expenditure

Software research and development expenditures consist primarily of costs associated with the on-going development of software acquired from Royal App including employee compensation and certain stock based compensation associated with certain employee contracts, as well as other expenses for research and development, personnel, supplies and development materials, costs for consultants and related contract research and facility costs. Expenditures relating to research and development are capitalized as incurred. In the period ended December 31, 2021, the company recorded assets acquired in the cumulative amount of approximately $3.47 million purchased through a liquidation proceeding from the trustee for Royal App Ltd., an Israeli corporation,  which we recorded as intangible assets. During the year ended December 31, 2021, we capitalized approximately $990,000 in ongoing research and development expenditures and $28,483 in patent related expenditures. During the six months ended June 30, 2022, we capitalized an additional $952,000 in ongoing research and development expenditures.

Impairment

The valuation of goodwill at the reporting unit level is reviewed annually during the fourth fiscal quarter or more frequently if facts or changes in circumstances indicate the carrying amount of goodwill may not be recoverable. The Company presently has one reporting unit; therefore, all of its goodwill is associated with the entire company.

Management has the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the Company is less than the carrying amount, including goodwill. If it is determined that it is more likely than not that the fair value of the Company is less than the carrying amount, a quantitative assessment is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. The Company also has the option to bypass the qualitative assessment and perform the quantitative assessment.

The Company reviews the valuation of long-lived assets, including property and equipment and finite-lived intangible assets, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The recoverability of long-lived assets or asset groups is calculated based on the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. Impairment testing is performed at the asset group level.

Revenue Recognition

The Company has adopted the requirement of Accounting Standards Update, or ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

We derive our revenues primarily from subscription fees for access to our software offerings, collected monthly, as well as from limited sales of customized professional services. We recognize revenues when a perceived contract exists between the Company and a customer and upon transfer of control of promised products or services to such customer in an amount that reflects the consideration we expect to receive in exchange for those products or services. Revenues are recognized net of allowances and any taxes collected from customers, which are subsequently remitted to governmental authorities.

We determine revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and,
•	Recognition of revenues when, or as, the Company satisfies a performance obligation.

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Subscription Revenues

Subscription revenues primarily consist of monthly fees for providing customers access to our software apps including feature-based pricing models, where distinct packages are aligned to a specific type of customer persona based on its size, market segment and physical/online store presence. Each package is different than the next with prices increasing as the functionality increases.

Monthly subscriptions to our software packages include routine customer support and unspecified software updates and upgrades released when and if available during the term. Revenues are generally recognized monthly over the contract term beginning on the date that our service is made available to the customer, which we believe best reflects the manner in which our customers utilize our subscription offerings. Customers pay monthly for the services in advance, and if payments are not collected, the access to the service terminates. Arrangements with customers do not provide the customer with the right to take possession of the software supporting application service at any time and, as a result, are accounted for as a service contract.

Customized Professional Service Revenues

Customized service contract revenues primarily consist of fees for deployment, configuration, and optimization services, and potentially, training. The majority of our professional services contracts are billed on a fixed price basis, and revenues are recognized over time based on a proportional performance methodology which utilizes input methods. A portion of our customized service contracts may be billed on a time and materials basis and revenues are recognized over time as the services are performed.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Acquisition

On March 30, 2021, the Company announced that its newly-formed, wholly owned Israeli subsidiary, Stratford Ltd. had received notification of approval from the Lod District Court in Israel for its winning bid to acquire certain assets of Royal App, Ltd. out of insolvency proceedings for approximately $2.4 million USD in cash, the assumption of certain repayable government grants with an approximate value of $200,000 USD, as well as 8% equity in the Company on a diluted basis, post conversion of the Company’s preferred common stock and certain other proposed sales of common stock in order to raise the required funds to complete the acquisition.

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Royal App, Ltd., is the original developer of Shelfy, a white label, headless mobile commerce software platform that helps retailers and fast moving consumer goods companies become growth companies, among other IP. The Shelfy product incorporates sophisticated artificial intelligence and machine learning in its algorithms to markedly improve online shopping metrics through mobile phones for large consumer retailers such as supermarket chains, food and other clients.

To finance the acquisition as well as general working capital, the Company proposed to raise up to $3.5 million commencing March 2021 in the form of puttable Simple Agreements for Future Equity (“SAFE”) from institutional investors and family offices.  The terms of the SAFE required that they automatically converted into common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock.

As a result, during the year ended December 31, 2021, the holders of the Company’s Series A convertible preferred stock successfully converted their holdings into 71,683,250 shares of Common Stock and the Board issued the remaining securities as agreed under the Acquisition Agreement including 22,647,751 shares to the Trustee as part of the asset acquisition costs and 5,661,938 shares to the agent as financing costs. Further a total of $3.25 million raised in the form of the SAFE offering were converted into a total of 126,614,436 shares of common stock at $0.02567 per share.

As of the date of this prospectus, no additional shares shall be issued to the Trustee as part of the asset acquisition, and no additional “anti-dilution” shares were issued to the Trustee as part of the PIPE or SAFE offerings, and no additional anti-dilution shares will be issued as part of this offering. There will be no anti-dilution that will occur as part of this offering due to the acquisition transaction described above.

Capital Expenditures

Other Capital Expenditures

We expect to incur research and development costs, as well as marketing expenses in connection with the expansion of our business and the development of our products.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

As of June 30, 2022, we have approximately $173,000 in repayable Israeli government grants which are recorded on our balance sheets as an accrued liability. The grants have no specific terms of repayment and are payable as revenues are generated from our acquired assets at a rate of 3.00% of gross sales proceeds.

BUSINESS

Overview

Our Mission.

We enable retailers to grow their business, using mobile commerce to better engage their customers, both in-store and online – no code required.

Our Objective

Metro One Telecommunications, Inc. is focused on changing the way retailers integrate mobile commerce solutions within their business. Our multi-model, plug and play mobile commerce platform enables retailers to launch their own branded mobile application serving as an additional sales channel in a matter of a few hours – no code required.

Through our recently acquired Israeli tech company, Stratford, Ltd, the company will continue to merge the functionality of mobile technology, AI, and Machine learning enabling retailers to quickly and easily bring their business online with a goal to significantly:

•	Increase customer retention (60%)
•	Increase average basket size (30%)
•	Increase Upsell and Cross-sell x4
•	Increase customers lifetime value CLV – drastic increase in repeat monthly purchases

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Corporate History

Metro One was originally incorporated in the state of Oregon in 1995. On August 9, 2021, the Company reorganized and filed articles of conversion to be registered under the laws of the state of Delaware.

On April 16, 2008, we were notified by The Nasdaq Stock Market that we were not in compliance with Nasdaq Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”) because shares of our common stock had closed at a per share bid price of less than $1.00 for 30 consecutive business days. In accordance with Marketplace Rule 4310(c)(8)(D), we had been provided 180 calendar days, or until October 13, 2008, to regain compliance with the Minimum Bid Price Rule. In addition, on May 22, 2008, we were notified by The Nasdaq Stock Market that we no longer were in compliance with Nasdaq Marketplace Rule 4310(c)(3) and were subject to delisting from the Nasdaq Capital Market. Marketplace Rule 4310(c)(3) requires that we maintain stockholders’ equity of at least $2.5 million, or a market value of our listed securities of at least $35.0 million, or have net income from continuing operations of at least $500,000 during the last fiscal year or two of the last three fiscal years. On July 25, 2008, we received a Nasdaq staff determination letter rejecting the plan we had submitted to evidence our ability to achieve compliance with the requirements for continued listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 4310(c)(3). We appealed the Nasdaq staff’s determination to delist our securities from The Nasdaq Capital Market effective August 5, 2008, and were scheduled for a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) on September 18, 2008. However, on September 16, 2008, we notified the Panel that we were withdrawing our appeal of the July 25, 2008 Nasdaq staff determination. Accordingly, our common stock was suspended from trading effective at the open of business on Friday, September 19, 2008. The common stock was subsequently delisted on October 7, 2008, when the SEC completed its formal notification of removal from listing. On March 5, 2009 the company filed a Form 15 terminating its registration under Section 12(g) of the Securities Exchange Act.

During fiscal 2009 through the end of fiscal 2020, the Company determined to wind-down its former operations and subsequently began seeking a viable project of merit. Upon the recent acquisition of the assets of Royal App in early 2021, the Company has returned to active operations.

Our principal executive offices are located at 30 North Gould Street, Suite 2990, Sheridan, WY 82801, our phone number is (307)-683-0855, our corporate website is www.metro1telecomm.com and our product website is www.shelfy.io.

We currently have one subsidiary, Stratford, Ltd., incorporated in Israel.

Principal products

•

Mobile Commerce Merchant Platform: Enabling SMB retailers to launch a fully branded and functional mobile app with tons of unique and patented features. Great for retailers with at least 200+ return customers. Our patented UX/UI features are available on both IOS and Android and include unique features such as voice search, shoppable videos, and barkers for upselling. Our Mobile Commerce Merchant Platform is operational.

•

Mobile Commerce Enterprise Platform: Enabling Enterprise retailers who own and operates both brick and mortar store as well as e-commerce platforms to better engage with their customer both online and in-store via the customer’s mobile application. Our Mobile Commerce Enterprise Platform is not yet operational, but we expect to launch this product during the fourth quarter of 2022.

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•

Instore Engagement Suite: providing a purely customer-centric approach to shopping. Our Scan, Pay & Go reduces the customer’s shopping time by approximately 40%. Imagine no more waiting in lengthy lines, no more time and effort spent on packing, unpacking and packing again … and for retailers, an effective way to reduce cost on hardware acquisition and maintenance. Additional instore features will include In-store navigation, in-store personalized shopping experience, and in-store customer loyalty program activation. During this phase, we might consider the M&A of small startups with unique technological features enriching our suite of products without having to develop from scratch. Our Instore engagement Suite is not yet operational, but we expect to launch this product during the second quarter of 2023.

Competitive Strengths

It is important to emphasize that we are not app developers -hence our direct competitors are not other app developers. What we provide is a mobile commerce platform that provides retailers software that enables them to build their own application without one line of code or any development needed from their side.

We differentiate our products primarily through functional points of difference between our products and those of our competitors, including:

-	Intuitive drag and drop dashboards that enable merchants to build their own branded mobile application

-	Patented single product display graphical user interface – called the shelf that makes mobile shopping truly mobile and is truly unique to our application

-	An advanced in app marketing suite consisting of features such as shoppable videos and barkers, significantly increasing up selling and cross selling.

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Marketing, Sales and Customer Service

Due to the dynamic nature of SaaS platforms and the market sector we are targeting, we have decided to focus on being a product-led company, and merge the marketing, sales and customer success teams into one department, providing a complete customer-centric approach. This approach gives us a 360 view of the customer journey and ensures that we can act in real-time to acquire new customers and provide the relevant support when and where needed to retain the customers we have acquired. Using the latest marketing discipline called Product led Growth Hacking and automation we will be able to support and focus on rapid and optimized growth. Consisting of both a process and a set of cross-disciplinary (digital) skills. The goal is to regularly conduct A/B testing that will lead to improving the customer journey and replicate and scale the ideas that work and modify or abandon the ones that don’t before spending vast amounts of resources. Once a plan has been validated, it is automated and the system works by itself reducing overheads and lowering the cost of customer acquisition (CAC).

To ensure we give retailers the optimal results when using our platform, our focus will not merely be on sales cycles but creating a community where they can learn and grow with plenty of engagement and educational information such as blogs, webinars, and affiliation programs.

Experienced Leadership Team

The combination of operating skills from our management team with the experience of successfully leading major retail and mobile commerce companies gives our organization a significant strength relative to most small- and medium-sized companies.

Growth Strategies

Our primary long-term goal is to become one of the market leaders within the mobile commerce sector, providing an additional sales channel which merchants and retailers of all sizes can add to their existing business. We intend to achieve this goal by driving organic growth through our third-party integrated platforms, across all major retail channels where repeat purchases occur and in all major markets where e-commerce has been adapted and in markets where the use and launch of e-commerce shops are on the rise.

Our key growth strategies include the following:

•	developing a powerful, performance-oriented, and metric-driven organizational culture;

•	developing automated marketing, sales and customer service tool kits to empower our sales force network to engage with global customers;

•	developing brand/marketing tool kits for current and new products and segments, to make onboarding as efficient and seamless as possible;

•	launching and expanding our SaaS products domestically and internationally;

•	strengthening our supply chain to achieve best in class costs, on-time/as promised products and customer service;

•	improving margins with improved efficiency, and improved net revenue per case with new products;

•

upgrading infrastructure, systems and processes with enterprise resource planning systems, improved financial reporting, operating expense control, and strengthened key metrics and accounting and control procedures; and

•	strengthening our financial foundation via accessing the capital markets, solidifying long-term banking partners and facilities, and pursuing transformative organic and external growth.

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Recent Developments

In May 2022 the Company received approval to publish its mobile commerce platform on the Shopify App Store. Shopify is a leading global commerce company, providing retailers with trusted tools to start, grow, market, and manage their businesses.

In June 2022, the Company received approval to publish its mobile commerce platform on WordPress.ORG as a WooCommerce Plugin. WordPress, currently in use by 43% of all websites, is one of the most popular open-source content management system solutions according to W3 Techs. WooCommerce, a WordPress plugin, offers flexible, open-source commerce solutions for WordPress websites, empowering small and medium-sized businesses to build the store they want and sell online. With more than 5 million active installations of the WooCommerce plugin reported on wordpress.org, statista.com indicates WooCommerce commands more than 23% of the global eCommerce market share. Shelfy.io is a patented mobile app builder plugin for WooCommerce.

On August 1, 2022, the Company officially launched its fully updated mobile commerce platform on the Shopify App Store, with its first user. The Shelfy app is now open to all merchants on the Shopify marketplace and can be accessed at https://apps.shopify.com/shelfy.

Sales and Marketing

We currently have an in-house sales and merchandising team whose compensation is highly variable and highly performance-based. Each sales person has individual targets for increasing “base” volume through distribution expansion, and “incremental” volume. As distribution to new major customers, new major channels, or new major markets increases, we will expand the sales and marketing team on a variable basis.

We market our products using a range of marketing mediums including in-store merchandising and promotions, experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and TV.

 Competition

The mobile commerce industry is highly competitive. We face intense competition from very large, international corporations, as well as from local and national companies. In addition, we face competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase and no assurance can be provided that we can sustain our market position or expand our business.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. However, we believe that with our specialized platform and considering that the mobile commerce sector is growing we will have the ability to obtain a large market share, and continue to generate sales and compete in this industry.

Patents and Trademarks

We hold various trademarks and patents in various jurisdictions, all of which were acquired through the liquidation proceedings for Royal App, Ltd. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated either by us or against us for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business due to the cost of defending any potential litigation related to infringement. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

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Our patents and trademarks are set out below:

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 Government and Industry Regulation

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties.

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We will also subject to the Securities Act, the Securities and Exchange Act of 1934, and Delaware General Corporation Law. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business, such as the United States Internal Revenue Tax Code and the Delaware State Tax Codes, as well as international tax codes. We will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. We believe that the effects of existing or probable governmental regulations will be additional responsibilities of management to ensure that we are in compliance with securities regulations as they apply to our products as well as ensuring that we do not infringe on any proprietary rights of others with respect to our products. We will also need to maintain accurate financial records in order to remain compliant with securities regulations as well as any corporate tax liability we incur.

Employees

As of the date of this prospectus, Metro One has no employees, our acting Chief Executive Officer, Mr. Elchanan Maoz, and our board of directors, acting as consultants manage our operating activities. Our operating subsidiary, Stratford Ltd., has 15 full time employees 2 full-time subcontractors and 3 part time consultants, managed by its Chief Executive Officer, Ami Bukris.

Property

Our operations internationally are registered at Raoul Wallenberg 18, Building D, 6th Floor, Ramat Hachayal, Tel Aviv, Israel. Stratford Ltd. has several short-term lease agreements with Regus Co-Working Offices with month to month and six-month durations. The location of the leased offices is Atrium Tower, 18th floor, Zeev Jabotinsky St 2, Ramat Gan, 5250501, Israel. The cumulative monthly lease fees are approximately $10,770 USD for a total of approximately 600 square feet... Our principal executive offices are located at 30 North Gould Street, Suite 2990, Sheridan, WY 82801, for which we pay $30.00 per month on a month-to-month basis. We consider the current space to be adequate and will reassess our needs based upon future growth.

MANAGEMENT

Directors are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers are appointed by the board of directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office.

The name, age and position of our officers and directors is set forth below:

Name	Age	Position(s)

Bianca Meger	39	Chief Executive Officer*
Elchanan (Nani) Maoz	55	President, Director, Acting Chief Executive Officer
Jonah Meer	66	Secretary, Director
James Alexander Brodie	68	Treasurer, Director

*Resigned effective July 19, 2022

Bianca Meger – Chief Executive Officer (Resigned July 19, 2022)

Mrs. Meger brings more than 18 years of experience to the Metro One team, having gained extensive global experience in marketing, business development and sales and a proven track record of establishing data-driven, customer-centric companies. She started her career-launching and managing Motorola’s mobile distribution in Angola, Africa. From there she transitioned to the real estate industry, leading the leasing and marketing department of London-listed Plaza Center in Central Eastern Europe, specializing in shopping center development, leasing, and operations, and working with leading global retail brands. Over the past nine years she served as the Chief Marketing Officer for various leading tech companies in Israel, which led to her nomination for the renowned Globes 40 under 40 award. Originally from Africa, she strongly believes in the notion of “it takes a village”, and is convinced that sophisticated technology, unique business models and a proactive regulatory approach can make financial inclusion a reality for all. Mrs. Meger holds a Bachelor of Commerce -BCom Marketing.

Elchanan (Nani) Maoz – Acting Chief Executive Officer, President and Director

Mr. Elchanan (Nani) Maoz has been the chairman of Metro One since December 2018. Maoz is the Chairman and Founder of Tel Aviv-based Everest Group. As an active manager of private funds, Mr. Maoz has executed over 30 investments in American, European and Israeli companies, playing an active role in cases that included turnarounds and restructuring. Mr. Maoz has been active in special situations, both in and out of bankruptcy, as a change agent, a director or an active shareholder/debt holder in order to unlock value for investors. The majority of the cases were very favorably resolved for the investors/funds he represented, including Actrade Financial, Gyrodyne, Concord Camera, ICTS, Simon Worldwide, Limoneira, and Livermore. Mr. Maoz has served as chair of equity committees, chair of liquidation trust committees and as an active participant in major legal settlements and proceedings, monetizing assets (including intellectual property) related to distressed equity and debt, both locally and internationally. He currently serves on the board of Metro One Telecommunications, on the Israeli Board of the America Israel Friendship League, and is a director of private medical management service providers, as well as on boards of the various Everest Group companies. Mr. Maoz received his B.Sc. in engineering from King’s College of the University of London in 1993. Between 1984 and 1988, Mr. Maoz served as commanding officer and a team leader in the Israeli Special Forces.

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Jonah Meer – Secretary and Director

Mr. Meer is an attorney, accountant and entrepreneur. His career spans four decades in the legal, accounting, financial and investment world, both in public and private companies, where he has held numerous executive and fiduciary positions. This includes a dozen years as Chief Operating Officer of a NYSE member firm. For the last twenty-five years he has served as Managing Member of Trade Global LLC a fintech company providing cross border capital markets services. In September 2016 he co-founded and serves as Chief Executive Officer of Qrons Inc. (OTCQB:QRON), an innovative biotechnology company dedicated to developing biotech products, treatments and technologies to combat neuronal diseases. Mr. Meer received his Master of Law degree from New York University School of Law, in addition to holding juris doctor and accounting degrees.

James Alexander Brodie – Treasurer and Director

James Brodie is a successful businessman who has added significant value in many business sectors including healthcare both products and services, wine importation and distribution, air ambulance services, inflight entertainment and strategic consulting. He has formed and led teams that have successfully started and grown small businesses and as a result has extensive M & A experience. Currently serving as a strategic advisor to Citadel America Asset Group based in NYC. The group purchases and restores B grade apartment complexes across the southern tier of the US. The group has ~1500 units and is actively seeking additional properties. The group has about $150 million under management. James is also a partner in the development of a family business J Wilder Importers that designs and imports bespoke shoes, premium leather belts and hand loomed textiles. Products are sourced from Spain, Argentina, Morocco, Tunisia, Greece, Turkey, India and Australia. Other leadership experience includes being the founding partner of a New York Stock exchange brokerage firm, a board member of the Pink Sheets, and a managing director of Tocqueville Asset Management. He also served as a managing director in the turnaround of a family officer and trading firm that made markets in over 400+ stocks. Finally, he served as an advisor to the largest operating charity [revenue ~$150] on Long Island, NY where he worked to grow or merge their foundation with smaller charitable foundations.

Corporate Governance

As soon as practicable following the closing of this offering, our board of directors plans to establish an audit committee, compensation committee and nominating and corporate governance committee. As of the date of this Prospectus, we do not have any such committees. Each committee will operate under a charter, to be approved by our board of directors in connection with this offering. Following this offering, copies of each charter will be posted in the Investors section of our website. We expect the functions of our committees, once established, shall be as described below.

Audit Committee

The functions of the Audit Committee will be to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs.

Compensation Committee

The function of the Compensation Committee will be to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans.

Nominating and Governance Committee

The function of the Nominating and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance.

Director Independence

The Company is quoted on the OTC Pink Marketplace, which does not require director independence requirements. However, NASDAQ requires that a majority of the board of directors must be comprised of Independent Directors as defined in Rule 5605(a)(2). For purposes of determining director independence, we have applied the definitions set forth in the NASDAQ guidelines which state, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Our current directors are not “independent” directors as such term is defined under the NASDAQ rules and the related rules of the SEC.

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Board of Director’s Role in Risk Oversight

The Board is responsible for overseeing our management and operations, including overseeing our risk assessment and risk management functions. We believe that our directors provide effective oversight of risk management functions. On a regular basis we perform a risk review wherein the management team evaluates the risks we expect to face in the upcoming year and over a longer term horizon. From this risk assessment plans are developed to deal with the risks identified. The results of this risk assessment are provided to the Board for their consideration and review. In addition, members of our management periodically present to the Board the strategies, issues and plans for the areas of our business for which they are responsible. While the Board oversees risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board leadership structure supports this approach.

Code of Business Conduct and Ethics

We have not adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. The Board and our management group plan to adopt a written Code of Business Conduct and Ethics as soon as practicable following the closing of this offering.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain information regarding compensation awarded to, earned by or paid to our Chief Executive Officer and any other executive officer with compensation exceeding $100,000 during each of fiscal 2021 and 2020 (each a “Named Executive Officer”):

Name and Principal	Fiscal Year Ended	Salary	Bonus	Stock Awards	Option Awards	All Other	Total
Position	12/31	($)	($)	($)	($)	($)	($)
Bianca Meger Chief Executive Officer* (1)(2)	2021	71,415	-	-	68,543	-	139,958
	2020	-	-	-	-	-	-
Elchanan Maoz Acting Chief Executive Officer (3)(5), President and Director	2021	-	-	-	440,000	30,000	470,000
	2020	-	-	-	-	24,000	24,000
Jonah Meer, Secretary and Director (4)	2021	-	-	-	220,000	15,000	235,000
	2020	-	-	-	-	12,000	12,000
James Alexander Brodie, Treasurer and Director(4)	2021	-	-	-	220,000	15,000	235,000
	2020	-	-	-	-	12,000	12,000

(1) Ms. Meger entered into consulting agreements with the Company and its wholly owned subsidiary, Stratford Ltd., respectively effective September 5, 2021 through her controlled corporation SB Meger Consulting, Management and Investment for total cumulative monthly consideration of NIS58,220 (approximately $18,630 USD). Ms. Meger resigned July 19, 2022.

(2) Represents a four-year option to purchase 5,095,744 shares of common stock at an exercise price of $0.123 per share, with 25% vesting one year from grant date (October 26, 2021), and a further 6.25% vesting each three months thereafter and the amortized portion of the grant date fair value computed in accordance with ASC Topic 718. Such options expired unexercised upon Ms. Meger’s resignation in July 2022.

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(3) Represents a four-year option to purchase 4,000,000 shares of common stock at an exercise price of $0.02567 per share, exercisable on October 1, 2021 and the grant date fair value computed in accordance with ASC Topic 718

(4) Represents a four-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.02567 per share, exercisable on October 1, 2021 and the grant date fair value computed in accordance with ASC Topic 718

(5) Mr. Maoz was appointed acting Chief Executive Officer upon the resignation of Ms. Meger on July 19, 2022.

Employment Agreements

We currently have no employment agreements with our officers or directors.

On September 5, 2021, we, and our wholly owned subsidiary, Stratford, Ltd., entered into Consulting Agreements with our Chief Executive Officer, Bianca Meger through her controlled corporation SB Meger Consulting, Management and Investment. Pursuant to the consulting agreements, Mrs. Meger is to receive total cumulative monthly consideration of NIS58,220 (approximately $18,630 USD). Ms. Meger resigned as the CEO of Stratford on April 1, 2022, and as CEO of the Company on July 19, 2022.

Equity Compensation Plan Information

On June 30, 2021, we approved the Metro One Telecommunications, Inc. 2021 Stock Incentive Plan (“the Plan”). The Plan provides for the granting of incentive stock options, and options that do not qualify as incentive stock options. The Plan allows for an issuance of a maximum of up to 77,137,410 shares of our common stock.

Outstanding Equity Awards at Fiscal Year End

Elchanan Maoz holds 4,000,000 options to purchase shares of common stock at an exercise price of $0.02567 per share, which vested on October 1, 2021. Jonah Meer holds 2,000,000 options to purchase shares of common stock at an exercise price of $0.02567 per share, which vested on October 1, 2021. James Alexander Brodie holds 2,000,000 options to purchase shares of common stock at an exercise price of $0.02567, which vested on October 1, 2021. Bianca Meger holds 5,095,744 options to purchase shares of common stock at an exercise price of $0.123 per share, which vest as to 25% on the first anniversary of the Vesting Commencement Date with an additional 6.25% vesting at the end of each three (3) month period until fully vested on the fourth anniversary of the Vesting Commencement Date. All options were issued pursuant to the Company’s 2021 Stock Incentive Plan. Ms. Meger’s options expired unexercised in July 2022 concurrent with her resignation.

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Compensation of Directors

The board of directors has the authority to fix the compensation of directors. During the fiscal years ended December 31, 2021, and 2020 our board members received compensation for their services as members of the Board of Directors as follows:

Name	2021	2020

Elchanan Maoz	$30,000	$24,000
Jonah Meer	$15,000	$12,000
James Brodie	$15,000	$12,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s voting securities as of June 30, 2022, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of such class of voting securities, each director, each named executive officer, and all of its directors and named executive officers as a group. As of June 30, 2022, there were 264,635,247 shares of common stock outstanding. Unless otherwise indicated, the address of each officer and director listed below is c/o Metro One Telecommunications, Inc., 30 North Gould Street, Suite 2990, Sheridan, WY 82801.

The following table gives effect to the shares of common stock issuable within 60 days of January 31, 2022, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

	Number of Shares of Common Stock Beneficially	Percentage of Shares of Common Stock Beneficially	Percentage of Voting Power of Common and Preferred Stock Before	Percentage of Voting Power of Common Stock After
Beneficial Owner	Owned	Owned	Offering(2)(3)	Offering
Five Percent Stockholders:
Yaron Elhawi TR UA 02/01/2021 Yaron Elhawi Trust Royal App Ltd in Liquidation (1)	22,647,751	8.6%	—	6.6%
GT Ventures Ltd (2)	30,192,673	11.4%	—	8.8%
Pareto Optimum, LP(6)	15,000,000	5.7%
David Kyte	20,783,315	7.9%	—	4.3%
Executive Officers and Directors:
Bianca Meger (beneficially owned by SB Meger Consulting) (resigned July 19, 2022)	1,000,000	0.4%	—	0.3%
Elchanan Maoz(3)	84,548,399	31.9%	—	24.5%
Jonah Meer(4)	2,000,000	0.76%	—	0.6%
James Alexander Brodie(5)	2,000,000	0.76%	—	0.6%

All Officers and Directors as a Group (4 persons)	89,548,399	33.82%	—	26.0%

(1)The address for Yaron Elhawi TR UA 02/01/2021 Yaron Elhawi Trust Royal App Ltd in Liquidation is 20 Haharash Street, Tel Aviv, Israel 676131. The trustee of the trust is Yaron Elhawi.

(2) The address for GT Ventures, Ltd. Is PO Box 146, Road Town, Tortola, British Virgin Islands. The control person for GT Ventures, Ltd. is Trident Chambers.

(3) Includes 497,840 common shares held by Maoz Everest Fund Management Limited, 72,400,519 common shares held in the name of Everest Credit LP, 1,130,000 common shares held by Everest Fund LP, 5,661,938 common shares held by Everest Corporate Finance Ltd., and 858,102 common shares held by Everest Special Situations LP, all entities controlled by the Elchanan Maoz, as well as 4,000,000 options to purchase common stock pursuant to the Company’s 2021 Stock Incentive Plan, which may be exercised within the next sixty days.

(4) Consists of options to purchase common stock issued pursuant to the Company’s 2021 Stock Incentive Plan, which are exercisable within 60 days.

(5) Consists of options to purchase common stock issued pursuant to the Company’s 2021 Stock Incentive Plan, which are exercisable within 60 days.

(6) The address for Pareto Optimum LP is Ahad Ha’am 14, Tel Aviv, Israel control person for the selling shareholder is Shay Shalom. Includes 5,000,000 share purchase warrants for exercise at $0.075 per share.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 5, 2021, we, and our wholly owned subsidiary, Stratford, Ltd., entered into Consulting Agreements with our Chief Executive Officer, Bianca Meger through her controlled corporation SB Meger Consulting, Management and Investment. Pursuant to the consulting agreements, Mrs. Meger is to receive total cumulative monthly consideration of NIS58,220 (approximately $18,630 USD). In addition, each consulting agreement may be terminated (i) by either party, at any time and for any or no reason, with sixty days prior written notice, (ii) by the respective company, immediately with no prior notice for cause, with cause being due to embezzlement of funds, a charge of a criminal offense involving moral turpitude, acts or omissions which constitute a breach of duties and obligations, or a violation of obligations related to intellectual property rights and non-disparagement. Mrs. Meger is to provide at least 136 hours of service monthly pursuant to the Stratford Ltd., consulting agreement, and 46 hours of service monthly pursuant to the consulting agreement with the public entity. Mrs. Meger may not participate in any activities that infringe on, or are inconsistent with, her obligations under each respective consulting agreement.  Ms. Meger resigned as an officer of owned subsidiary Stratford on April 1, 2022, and as an officer of the Company on July 19, 2022.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 600,000,000 shares of common stock, no par value per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its board of directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of the date of this prospectus, there are 264,635,247 shares of our common stock issued and outstanding.

Warrants

The warrants currently outstanding to CLOS Trading Ltd., the warrants issuable under this Offering, the warrants issued pursuant to an offering of short term notes, and the warrants issued pursuant to our PIPE financing, contain the following material provisions:

The warrants issued pursuant to the PIPE financing are exercisable for a period of two years from the date of such warrant, at an exercise price of $0.0975 per share. The exercise price of the warrants shall be on a cash, and not a cashless, basis, and the warrants may be exercised in full or in part. The exercise price of the warrants is subject to adjustment pursuant to any stock-split, reclassification, reorganization, or consolidation of the company. No fractional shares shall be issued as part of a conversion of the warrants.

The warrants issued to CLOS Trading Ltd., are exercisable for a period of two years from the date of such warrant, at an exercise price of $0.02567 per share. The exercise of the warrants shall be on a cash, and not a cashless, basis, and the warrants may be exercised in full or in part. The exercise price of the warrants is subject to adjustment pursuant to any stock-split, reclassification, reorganization, or consolidation of the company. No fractional shares shall be issued as part of a conversion of the warrants.

The warrants issued in conjunction with our offering of short-term notes are exercisable for a period of one year from the date of such warrant, at an exercise price of $0.12 per share. The exercise price of the warrants shall be on a cash, and not a cashless, basis, and the warrants may be exercised in full or in part. The exercise price of the warrants is subject to adjustment pursuant to any stock-split, reclassification, reorganization, or consolidation of the company. No fractional shares shall be issued as part of a conversion of the warrants.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare U.S., located at 150 Royall Street, Canton, MA 02021.

Stock Market Listing

Our common stock is quoted on the OTC Pink Marketplace, under the symbol “WOWI.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (1) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (2) this prospectus is made available in Australia only to those persons as set forth in clause (1) above, and (3) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer for the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and the Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statement);

●

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

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France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock has not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock has not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the common stock in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock for any damages suffered by the investors.

Japan

The common stock has not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock has not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock has not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the common stock. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances that do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

52

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Smith Eilers, PLLC, Wilmington, North Carolina.

EXPERTS

The financial statements as of June 30, 2022, and for each of the two years in the period ended December 31, 2021 and 2020 included in the Registration Statement as it applies to us, have been so included in reliance on the report of Gries & Associates, PLLC, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act, a registration statement on Form S-1 relating to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

We will, upon effectiveness of the registration statement, file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

You should rely only on the information contained in or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

53

METRO ONE TELECOMMUNICATIONS, INC.

54

Metro One Telecommunications, Inc.

 TABLE OF CONTENTS FOR UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022 and 2021

F-1

Metro One Telecommunications, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$126,268	$1,128,825
Accounts receivable	15,884	18,865
Prepaid expenses	160,315	180,808
Other current assets	200,714	230,270
Total current assets	503,181	1,558,768

Property and equipment. net	20,604	7,244
Intangible assets	5,374,897	4,422,352
Operating lease right-of-use assets	24,384	34,432
Other assets	19,476	21,911
Total assets	$5,942,542	$6,044,707

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$437,251	$569,320
Debt	570,000	-
Current portion of operating lease liabilities	11,799	12,835
Total current liabilities	1,019,050	582,155

Other liability	173,242	194,898
Operating lease liabilities	13,710	22,173
Total liabilities	1,206,002	799,226

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 600,000,000 shares authorized 257,920,700 shares issued and outstanding	25,792	25,792
Additional paid in capital	141,678,606	140,858,794
Accumulated deficit	(136,809,383)	(135,617,027)
Other comprehensive income	(158,475)	(22,078)
Stockholders’ equity (deficit)	4,736,540	5,245,481)
Total Liabilities and Stockholders’ Deficit	$5,942,542	$6,044,707

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Metro One Telecommunications, Inc.

Condensed Consolidated Statements of Operations

and Other Comprehensive Income

(Unaudited)

	Three months ended June 30,				Six months Ended June 30,
	2022		2021		2022		2021

Revenues		$18,937		$49,983		$38,143		$49,983

Operating expenses	$		$		$		$
General and administrative		398,375		231,454		805,726		297,154
Management Fees		120,578		69,441		256,548		81,441
Research and Development		-		181,736		-		181,736
Sales and Marketing		20,365		34,845		101,795		34,845
Finance Costs		38,460		365,940		181,291		365,940
Total operating expenses		577,778		883,416		1,345,360		961,116

Income tax refund		-		-		114,861		-
Net Loss		$(558,841)		$(833,433)		$(1,192,356)		$(911,133)

Basic and diluted net loss per common share		$(0.00)		$(0.13)		$(0.01)		$(0.15)

Weighted average shares – basic and diluted		257,920,700		6,233,326		257,920,700		6,233,3226

Other Comprehensive Income (loss)
Net Loss		$(558,841)		$(833,433)		$(1,192,356)		$(911,133)
Foreign currency translation adjustment		(109,152)		(5,826)		(136,397)		(5,826)
		$(658,693)		$(839,259)		$(1,575,652)		$(916,959)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Metro One Telecommunications, Inc.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Income (loss)	Deficit	(Deficit)
Balance at December 31, 2021	257,920,700	$25,792	$140,858,794	$(22,078)	$(135,617,027)	$5,245,481
Stock warrants granted as financing costs	-	-	140,767	-	-	140,767
Stock based compensation	-	-	241,514	-	-	241,514
Capitalized stock-based compensation	-	-	157,602	-	-	157,602
Foreign currency translation adjustment	-	-	-	(27,245)	-	(27,245)
Net loss	-	-	-	-	(633,515)	(633,515)
Balance at March 31, 2022	257,920,700	25,792	141,398,677	(49,323)	(136,250,542)	5,124,604

Stock warrants granted as financing costs	-	-	24,835	-	-	24,835
Stock based compensation	-	-	147,440	-	-	147,440
Capitalized stock-based compensation	-	-	107,654	-	-	107,654
Foreign currency translation adjustment	-	-	-	(109,152)	-	(109,152)
Net loss	-	-	-	-	(558,841)	(558,841)
Balance at June 30, 2022	257,920,700	$25,792	$141,676,542	$(158,475)	$(136,809,383)	$4,736,540

	Preferred Shares*		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Income (loss)	Deficit	(Deficit)
Balance at December 31, 2020	1,000	$10,000,000	6,233,326	$623	$122,248,037	$-	$(132,275,047)	$(26,387)
Net loss	-	-	-	-	-	-	(77,700)	(77,700)
Balance at March 31, 2021	1,000	10,000,000	6,233,326	623	122,248,037	-	(132,352,747)	(104,087)

Foreign currency translation adjustment	-	-	-	-	-	(5,826)	-	(5,826)
Net loss	-	-	-	-	-		(833,433)	(833,433)
Balance at June 30, 2021	1,000	$10,000,000	6,233,326	$623	$122,248,037	$(5,826)	$(133,186,180)	$(943,346)

*Upon a recapitalization and a reorganization of the Company from Oregon to Delaware effective August 9, 2021, the Preferred stock was eliminated with the Series A Convertible Preferred stock having prior converted to shares of common stock.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

Metro One Telecommunications, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For Six Months Ended June 30,
	2022	2021

Cash flows used in operating activities:
Net loss	$(1,192,356)	$(911,133)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,452	-
Non-cash operating lease expense	652	-
Financing costs	165,602	283,096
Stock based compensation	388,954	-
Changes in certain assets and liabilities:
Accounts receivable	939	(52,241)
Prepaid costs and other assets	19,057	(34,615)
Accounts payable and other liability	(95,251)	288,038
Net cash provided by (used in) operating activities	(709,951)	(426,855)

Cash flows from investing activities:
Purchases of property and equipment	(17,503)	-
Purchases of intangible asset	(847,206)	(2,140,288)
Net cash (used in) investing activities	(864,709)	(2,140,288)

Cash flows from financing activities:
Proceeds from private placement	-	3,250,000
Proceeds from short term debt	570,000	-
Net cash provided by financing activities	570,000	3,250,000

Net decrease in cash and cash equivalents	(1,004,660)	682,857
Foreign Exchange Gain (loss)	2,103	(5,826)
Cash and cash equivalents, beginning of year	1,128,825	24,788
Cash and cash equivalents, end of year	$126,268	$701,819

Supplemental disclosure of cash flow information:
Cash received (paid) for income taxes, net	$114,861	$-
Cash paid for interest	$-	$-

Non-cash Investing and Financing Activities
Capitalized stock-based compensation	$265,256	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 1 - NATURE OF OPERATIONS

Historical Information:

The Company was incorporated in the State of Oregon on February 8, 1989, as Metro One Direct Information Services Inc.  On December 12, 1995, we changed our name to Metro One Telecommunications Inc.  The Company was formerly in the business of providing directory assistance service to subscribers through carrier contracts starting with its first contract in 1991.  Previously the Company was contracted with a number of wireless carriers, voice over internet protocol providers, cable companies and various other carriers both free and prepaid providing live operator directory assistance services to the carriers’ subscribers and users. Revenues were historically derived principally through fees charged to telecommunications carriers.

Starting in 2005, the Company went through a number of restructures of its business in an attempt to retain market share in a rapidly evolving technology and telecommunications industry.

In March 2008, the Company decided to exit the wholesale directory assistance business, but to continue to pursue growth in the Company’s small data services business which it had concurrently developed.

As of September 2008, the Company had closed all of its call centers and approximately 700 employees were terminated.

In conjunction with the closures, the Company sold a majority of its patent and trademarks to raise funds to continue operations.

Further, during 2008, the Company voluntarily deregistered its common stock under the Securities Exchange Act of 1934.  With that action the Company moved from the OTC Markets Bulletin Board to the OTC Markets Pink Sheets.

The Company was unsuccessful in pursuing its then current business and ceased filing any current information reports with OTC Markets in fiscal 2009.

Current Information:

Certain of the officers and directors of the Company maintained the Company’s registration as an Oregon corporation while seeking other business opportunities for the Company and its stockholders between fiscal 2009 and August 9, 2021, when the Company redomiciled to Delaware.

On March 30, 2021, the Company announced that its newly-formed, wholly owned Israeli subsidiary, Stratford Ltd. had received notification of approval from the Lod District Court in Israel for its winning bid to acquire assets of Royal App Ltd. out of insolvency proceedings for approximately $2.4 million USD in cash, the assumption of $200,000 in repayable government grants, as well as 8% equity in the Company on a diluted basis, post conversion of the Company’s preferred common stock and certain other proposed sales of common stock in order to raise the required funds to complete the acquisition, the “Recapitalization”.

Royal App is the developer of Shelfy, a white label, headless mobile commerce software platform that helps retailers and fast-moving consumer goods companies become growth companies. Shelfy incorporates sophisticated artificial intelligence and machine learning in its algorithms to markedly improve online shopping metrics through mobile phones for large consumer retailers such as supermarket chains, food and other clients.  Prior to its recent insolvency filing, more than $20 million had been invested in Royal App.

If the Recapitalization of the Company was not approved by the shareholders and the 8% of the Company Capitalization was not issued to the bankruptcy trustee within 120 days from the date of the closing of the Acquisition, or April 26, 2021, the trustee, who held a pledge over the assets of Royal App purchased by Stratford, had the right to foreclose on such assets.

F-6

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 1 - NATURE OF OPERATIONS (continued)

Current Information (continued)

Any foreclosure would result in the transfer of the ownership of Royal App assets purchased by Stratford, from Stratford to the trustee for the creditors of Royal App. The transactions as contemplated above were successfully completed during the year ended December 31, 2021, and the Trustee released its pledge over the assets.

To finance the acquisition as well as general working capital, the Company proposed to raise up to $3.5 million commencing March 2021 in the form of puttable Simple Agreements for Future Equity (“SAFES”) from institutional investors and family offices.  The terms of the SAFES required that they automatically convert into common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock. The Company undertook the conversion of preferred stock in the year ended December 31, 2021, upon receipt of shareholder approval of certain proposed corporate restructure plans.

After the conversion of the preferred stock, and as part of the agreement for the acquisition of the assets of Royal App the Company also agreed to issue common stock for commission fees of 2% of the Company’s common stock on a diluted basis, and to the employees of Stratford as to 8% of the Company on a diluted basis, under the terms of an Employee Stock Option Plan approved by Shareholders. Further, in order to undertake these issuances, the Company was required to increase the authorized common stock of the Company.

On June 9, 2021, the Company announced a Stockholders’ meeting to be held on June 30, 2021, to approve the following actions:

1.	An amendment to the articles of the Company to increase the authorized shares of the Company from 50,000,000 to 600,000,000;

2.

An amendment to the articles of the Company to effect a reverse stock split on the basis of not less than 1 for 10 and not more than 1 for 100. Such ratio to be determined by the Board of Directors of the Company;

3.	Approval of a 2021 Employee Stock Incentive Plan. The Plan will have available shares equity to 25% of the Company’s capitalization and a term of ten years from the effective date of the Plan;

4.	Approval of the Company’s reorganization from Oregon to Delaware.

The meeting was held on June 30, 2021, and the Company’s shareholders approved all the actions detailed above, as well as the conversion of 1,000 outstanding shares of Company’s Series A convertible preferred stock whereby each 1 share of Preferred stock held was convertible into 71,683.25 shares of common stock. As a result, during the year ended December 31, 2021, the holders of the Company’s Series A convertible preferred stock successfully converted their holdings into 71,683,250 shares of Common Stock and the Board issued the remaining securities as agreed under the Acquisition Agreement including 22,647,751 shares to the Trustee as part of the asset acquisition costs and 5,661,938 shares to the agent as financing costs. Further a total of $3.25 million raised in the form of SAFES was converted into a total of 126,614,436 shares of common stock at $0.02567 per share. On August 9, 2021, the Company redomiciled and filed articles of conversion moving its registration to the State of Delaware.

During the year ended December 31, 2021, the Company undertook a second financing by way of Private Investment in Public Equity ("PIPE") in the form of unregistered Units at $0.075, each Unit consisting of a share of Common Stock and ½ share purchase warrant for exercise for a period of two years form the date of grant at $0.975 per share. The Company accepted subscriptions with respect to the sale of 25,080,000 for $1,881,000 in gross proceeds. Certain of the PIPE investments had agent fees payable at a rate of 4.25%.

F-7

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 1 - NATURE OF OPERATIONS (continued)

Current Information (continued)

On February 9, 2022, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to offer up to 80,000,000 Units consisting of one share of common stock and a ¼ warrant at $0.12 per Unit, with the associated warrants having an exercise price of $0.15 per share for a period of one year. Further the Company is registering a total of 193,317,186 shares of common stock and 20,331,658 shares of common stock underlying warrant exercises for certain selling stockholders.

During the six month period ended June 30, 2022, the Company entered into certain Short Term Promissory Notes (the “Notes”) with each Note having a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash commencing on May 1, 2022. Further each Noteholder received a ½ warrant for each $1 in Note proceeds, exercisable at $0.12 per share for a term of one year from issue date. The Company has received a total of $470,000 in proceeds ($70,000 of which was from a company controlled by our President) with respect to the Notes as at June 30, 2022 and issued a total of 1,958,333 warrants. In June 2022, the Company received a further $100,000 in the form of a short-term promissory note from a company controlled by our President, with a term of four (4) months from issue date, bearing interest at a rate of 12% per annum.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has recently acquired operating assets, is generating modest revenues, and is in the process of pursuing expansion of its new business venture.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management’s plans for the continuation of the Company as a going concern include financing the Company’s operations through issuance of its common stock, conducting revenue generating operations or expanding the Company’s existing business operations to acquire projects which generate additional revenue. If the Company is unable to complete its financing requirements or achieve net profits as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues, if any. The Company is currently seeking a further equity financing of up to $10 million US Dollars to meet ongoing capital requirements and has filed a registration statement on Form S-1 for this purpose on February 9, 2022. Further the Company entered into certain Short Term Promissory Notes and raised a total of $400,000 during the quarter ended June 30, 2022 (Note 8).

There are no assurances the Company will succeed in implementing its plans. Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

COVID-19

The ongoing COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may impact the Company’s ability to raise additional capital and to pursue certain planned operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the ongoing effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or complete planned software implementations.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-8

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year end

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature.

Basis of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its 100% controlled Israeli subsidiary, Stratford Ltd (“Stratford”) as of June 30, 2022. All significant intercompany accounting transactions have been eliminated as a result of consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company uses the U.S. Dollar as the reporting currency for its financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the Company’s wholly owned subsidiary is the Israeli Shekel.

Assets and liabilities of the Company’s subsidiary are translated into U.S. Dollars at period-end foreign exchange rates, and revenues and expenses are translated at average rates prevailing throughout the period. Translation adjustments are included in “Accumulated other comprehensive income” as a separate component of stockholders’ equity, and in the “Effect of exchange rate changes on cash and cash equivalents,” on the Company’s consolidated statements of cash flows. Transaction gains and losses are included in “General and Administrative” on the Company’s consolidated statements of operations.

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) includes foreign currency translation adjustments related to the Company’s subsidiary in Israel and is excluded from the accompanying consolidated statements of operations.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost net of accumulated depreciation. Maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Computer and telephone equipment	3 years

F-9

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Goodwill

Goodwill represents the excess of the purchase price of the acquisition over the net fair value of identifiable assets acquired and liabilities assumed. Goodwill amounts are not amortized.

Intangible Assets

The Company generally recognizes assets for customer relationships, developed technology, and finite-lived trade names from an acquisition. Finite-lived intangible assets are carried at acquisition cost less accumulated amortization. Such amortization is recorded on a straight-line basis over the estimated useful lives of the respective assets, generally from 3 to 8 years. Amortization for developed technology is recognized in cost of revenue. Amortization for customer relationships and trade names is recognized in sales and marketing expenses.

In the year ended December 31, 2021, the Company recorded assets acquired in the cumulative amount of approximately $3.47 million (cash proceeds, share based consideration and the assumption of certain repayable grants issued by the government of Israel which financed certain development activities related to the intellectual property) purchased through a liquidation proceeding from the trustee for Royal App Ltd., an Israeli corporation (ref: Note 5), which we recorded as intangible assets. Intangible assets acquired included (1) goodwill; (2) intellectual property and trademarks, including rights in patents in so far as they exist and rights of claim (if and in so far as they exist and are transferrable) for infringement of the aforementioned intellectual property; and (3) agreements (rights and obligations) with customers. We initially record acquired intangible assets at their estimated fair values and we review these assets periodically for impairment.

Software Research & Development Expenditure

Software research and development expenditures consist primarily of costs associated with the on-going development of software acquired from Royal App including employee compensation and certain stock based compensation associated with certain employee contracts, as well as other expenses for research and development, personnel, supplies and development materials, costs for consultants and related contract research and facility costs. Expenditures relating to research and development are capitalized as incurred. In the period ended December 31, 2021, the company recorded assets acquired in the cumulative amount of approximately $3.47 million purchased through a liquidation proceeding from the trustee for Royal App Ltd., an Israeli corporation (ref: Note 5), which we recorded as intangible assets. During the year ended December 31, 2021, we capitalized approximately $990,000 in ongoing research and development expenditures and $28,483 in patent related expenditures. During the six months ended June 30, 2022, we capitalized approximately $952,000 in ongoing research and development expenditures.

Impairment

The valuation of goodwill at the reporting unit level is reviewed annually during the fourth fiscal quarter or more frequently if facts or changes in circumstances indicate the carrying amount of goodwill may not be recoverable. The Company presently has one reporting unit; therefore, all of its goodwill is associated with the entire company.

Management has the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the Company is less than the carrying amount, including goodwill. If it is determined that it is more likely than not that the fair value of the Company is less than the carrying amount, a quantitative assessment is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. The Company also has the option to bypass the qualitative assessment and perform the quantitative assessment.

F-10

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Impairment (cont’d)

The Company reviews the valuation of long-lived assets, including property and equipment and finite-lived intangible assets, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The recoverability of long-lived assets or asset groups is calculated based on the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. Impairment testing is performed at the asset group level.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value for applicable assets and liabilities, we consider the principal or most advantageous market in which we would transact and we consider assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

●	Level 1: Observable inputs such as quoted prices in active markets;

●	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and;

●	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company’s financial instruments include cash, accounts payable, related party loans and short term promissory notes. The carrying amounts of cash and accounts payable approximate their fair value, due to the short-term nature of these items.

Revenue Recognition

The Company has adopted the requirement of Accounting Standards Update, or ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

We derive our revenues primarily from subscription fees for access to our software offerings, collected monthly, as well as from limited sales of customized professional services. We recognize revenues when a perceived contract exists between the Company and a customer and upon transfer of control of promised products or services to such customer in an amount that reflects the consideration we expect to receive in exchange for those products or services. Revenues are recognized net of allowances and any taxes collected from customers, which are subsequently remitted to governmental authorities.

We determine revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenues when, or as, the Company satisfies a performance obligation

F-11

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition (cont’d)

Subscription Revenues

Subscription revenues primarily consist of monthly fees for providing customers access to our software offerings including feature-based pricing models, where distinct packages are aligned to a specific type of customer persona based on its size, market segment and physical/online store presence. Each package is very different than the next with prices increasing as the functionality increases.

Monthly subscriptions to our software packages include routine customer support and unspecified software updates and upgrades released when and if available during the term. Revenues are generally recognized monthly over the contract term beginning on the date that our service is made available to the customer, which we believe best reflects the manner in which our customers utilize our subscription offerings. Customers pay monthly for the services in advance, and if payments are not collected, the access to the service terminates. Arrangements with customers do not provide the customer with the right to take possession of the software supporting application service at any time and, as a result, are accounted for as a service contract.

Customized Service Revenues

Customized service contract revenues primarily consist of fees for deployment, configuration, and optimization services, and potentially, training. The majority of our professional services contracts are billed on a fixed price basis, and revenues are recognized over time based on a proportional performance methodology which utilizes input methods. A portion of our customized service contracts may be billed on a time and materials basis and revenues are recognized over time as the services are performed.

Stock-Based Compensation

We account for stock options granted to employees, non-employees, and directors using the accounting guidance in ASC 718 “Stock Compensation” (“ASC 718”). In accordance with ASC 718, we estimate the fair value of service-based options and performance-based options on the date of grant, using the Black-Scholes pricing model. We recognize compensation expense for stock option awards over the requisite or implied service period of the grant. Compensation expense is recognized on a graded-vesting method over the requisite service period. Forfeitures are accounted for as they occur.

F-12

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

For the three and six months ended June 30, 2022 and 2021, stock-based compensation and other equity instrument related expenses and expenditures recognized in the consolidated statements of operations is as follows:

	Three months ended June 30,		Six months Ended June 30,
	2022	2021	2022	2021
Capitalized as software research and development expenditure	$107,654	$-	$264,256	$-
Sales and marketing	(24,390)	-	3,967	-
General and administrative expenses	171,830	-	384,987	-
Total stock-based compensation expense	$255,094	$-	$654,210	$-

Leases

The Company determines if a contractual arrangement represents or contains a lease at inception. Operating leases with lease terms greater than twelvemonths are included in Operating lease right-of-use assets and Operating lease liabilities in the Consolidated Balance Sheets.

Operating lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. The Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company has lease arrangements that include both lease and non-lease components. The Company accounts for non-lease components separately from the lease component.

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Basic and Diluted Net Income (Loss) Per Share

In accordance with ASC Topic 260 – Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

F-13

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Basic and Diluted Net Income (Loss) Per Share (continued)

Potential common stock consists of the incremental common stock issuable upon convertible notes, stock options and warrants and classes of shares with conversion features. The computation of basic loss per share for the three and six months ended June 30, 2022 and 2021 excludes potentially dilutive securities because their inclusion would be antidilutive. As a result, the computations of net loss per share for each period presented is the same for both basic and fully diluted losses per share. The Company had a total of 30,998,323 potentially dilutive securities outstanding at June 30, 2022 in relation to vested and exercisable stock options and exercisable share purchase warrants.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 5 – ACQUISITION OF ASSETS

During March 2021 the Company entered into an agreement, (the “Agreement”,) for the purchase of certain assets of Royal App Ltd., a corporation incorporated in Israel, through a liquidation proceeding approved by the Lod District Court (Israel) within the framework of Insolvency Case 53873-01-21. On April 26, 2021, the Company completed a cash payment to the trustee for the acquisition of the identified assets, and the assets were effectively transferred to the Company’s controlled subsidiary, Stratford Ltd. The acquired assets consist primarily of intellectual property which will form the basis of a re-developed SaaS software offering upon completion of development and launch by the Company.

Assets acquired included (1) goodwill and (2) intellectual property and trademarks, including rights in patents in so far as they exist and rights of claim (if and in so far as they exist and are transferrable) for infringement of the aforementioned intellectual property.  The Company also agreed to assume two customer service agreements using the original “Shelfy” application, with limited remaining life spans. Finally the Company acquired certain equipment and fixed assets which had been fully depreciated at the time of acquisition. Liabilities acquired included certain repayable government grants.

In consideration for the assets acquired the Company paid $2,140,288 (net of VAT), assumed approximately $200,000 USD in repayable government grants, which grants are repayable at a rate of 3% of gross sales until retired in full, and agreed to issue 8% of the Company’s issued and outstanding shares on a diluted basis, following the issuance of certain share capital in respect to the sale of common shares under SAFES, the conversion of 1,000 shares of Series A preferred stock to common stock and an estimate of shares expected to be issued for certain warrants and employee stock options during fiscal 2021. The consideration shares were to be issued to the bankruptcy trustee within 120 days from the date of the closing of the acquisition, April 26, 2021. The trustee, who holds a pledge over the assets of Royal App purchased by Stratford Ltd., may foreclose on such assets in the event the consideration shares were not issued as required under the terms of the Agreement. Any foreclosure would result in the transfer of the ownership of Royal

App assets purchased by Stratford, from Stratford to the trustee for the creditors of Royal App. The 22,647,751 consideration shares were issued to the trustee in August 2021 and were valued at the fair market value on the date of issue or $967,853 (net of VAT), as part of the acquisition consideration.

The Company has recorded the acquired assets on the Company’s balance sheets as Intangible Assets as of the date of acquisition. The Company has determined there is no impairment to the acquired assets or improvements at the year ended December 31, 2021, as the development of the upgraded software suite for SAAS applications is ongoing.

The Company also paid a transaction fee of 2% of the diluted share capital by way of the issuance of 5,661,938 common shares to Everest Corporate Finance Ltd., a company of which our President is an officer, director and shareholder. The shares were valued at fair market value or $283,096 which amount was expensed as a finance cost.

F-14

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 6 – INTANGIBLE ASSETS

The following table provides additional information regarding the intangible assets acquired:

	June 30, 2022	December 31, 2021
Purchased assets – Royal App (Note 5)	$3,403,228	$3,403,228
Capitalized patent application costs	28,483	28,483
Capitalized software research and development expenditures	1,943,186	990,641
Total intangible assets	$5,374,897	$4,422,352

The Company has not yet completed the development of its upgraded software application which is expected to reach commercial viability in the third quarter of fiscal 2022.

NOTE 7 – PRIVATE PLACEMENT

Simple Agreements for Future Equity (“SAFES”)

Investor deposits consist of $3,250,000 of gross proceeds received in the form of puttable Simple Agreements for Future Equity (“SAFES”) from institutional investors and family offices during the period ended June 30, 2021.  The terms of the SAFES required that they automatically convert into restricted, unregistered shares of common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock at such price per share equal to the fully diluted capital post conversion of the preferred stock divided by $2,000,000, or $0.02567 per share. On August 20, 2021, 126,614,436 unregistered restricted shares of common stock were issued in exchange for 3.25M in proceeds from SAFES.

Private Investment in Public Equity (“PIPE”)

During the year ended December 31, 2021, the Company received gross proceeds of $1,881,000 from accredited investors in the form of PIPES and completed the sale of 25,080,000 units at a price of $0.075 per unit where each unit consists of one share of common stock and one-half of one share purchase warrant. Each warrant is exercisable into one share of common stock at a price of $0.0975 expiring in two years from the date of issuance.

NOTE 8 – DEBT

During the three months ended March 31, 2022, the Company received a total of $400,000 in proceeds from Short Term Promissory Notes (the “Notes”) with each Note having a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash commencing on May 1, 2022. Further each Noteholder shall receive a ½ warrant for each $1 in Note proceeds, exercisable at $0.12 per share for a term of one year from issue date.

In June 2022 the Company accepted a further $70,000 in proceeds in the form of Short-Term Promissory Notes from a company controlled by our President, having a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash. The Noteholder received a ½ warrant for each $1 in Note proceeds, exercisable at $0.12 per share for a term of one year from issue date.

The Company issued a total of 1,958,333 share purchase warrants in respect to the aforementioned Notes.

The Company valued these warrants using the Black Scholes model utilizing volatility ranging from 303.60% to 419.67%, and a risk-free rate of from 1.35% to 2.88%. The fair value of the warrants was $165,602, which amount was recorded as financing costs.

F-15

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 8 – DEBT (continued)

During the three and six months ended June 30, 2022, the Company recorded interest expenses of $11,990 and $12,943, which amount was recorded as financing costs.

In June 2022, the Company received $100,000 in the form of a short-term promissory note from a company controlled by our President, with a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash. During the three and six months ended June 30, 2022, the Company recorded interest expenses of $933 and $933, which amount was recorded as financing costs.

NOTE 9 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL

Common Stock and Preferred Stock

Up to August 9, 2021, Company had authorized 50,000,000 shares of Common stock, no par value and 10,000,000 shares of Preferred stock, no par value, of which 1,385 shares have been designated Series A convertible preferred stock with a liquidation preference of $10,000 per share. Holders of convertible preferred stock, when voting with the holders of our common stock, are entitled to an approximate 0.856 vote for each share of common stock into which the Series A convertible preferred stock registered in the shareholder’s name can be converted. Each share of Series A convertible preferred Stock is convertible into approximately 71,683.25 shares of common stock. In addition, the holders of the convertible preferred stock were entitled to elect a majority of the members of our Board of Directors. On August 9, 2021, the Company filed articles of conversion moving its registration to the State of Delaware and amending the articles of the Company to increase the authorized shares of the Company from 50,000,000 to 600,000,000, $0.0001 par value, and eliminating the Preferred stock.

During the year ended December 31, 2021, the Company issued the following shares of common stock:

-

71,683,250 shares of unregistered restricted common stock upon conversion of 1,000 shares of the Series A convertible Preferred stock to its controlling shareholder, Everest Credit L.P., a company of which our President and Director is a beneficial owner;

-

5,661,938 shares of unregistered restricted common stock to Everest Corporate Finance Ltd., a company of which our President and Director is a beneficial owner, as commission fees in respect to the acquisition of the assets of Royal App Ltd;

-	22,647,751 shares of unregistered restricted common stock to the Trustee in Liquidation for Royal App as part of the agreed consideration under the acquisition agreement;

-	126,614,436 unregistered restricted shares of common stock in exchange for 3.25M in proceeds from SAFES from various accredited investors.

-

25,080,000 units at $0.075 each for gross proceeds of $1,881,000 in the form of PIPES. Each unit consists of one common share and one-half of one share purchase warrant. Each warrant will entitle the holder to purchase one common share for $0.0975 expired in two years.

The Company paid agent commissions on $1.376 M in proceeds at 4.25% for a total of $58,480 in financing costs.

The Company granted 7,791,658 Stock Purchase Warrants to one of its financing agents, exercisable for a period of two years from the date of grant at $0.02567 per share. The Company recorded $854,632 in financing costs.

F-16

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 9 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL (continued)

The Company did not issue any shares of common stock during the six months ended June 30, 2022.

During the sic months ended June 30, 2022, Company issued a total of 1,958,333 stock purchase warrants in respect to certain notes for a period of One (1) year from grant date with an exercise price of $0.12 per share. The fair value of the warrants was $165,602, which amount was recorded as financing costs.

On June 30, 2022, and December 31, 2021, the Company had 257,920,700 shares of common stock issued and outstanding.

Stock Purchase Warrants

Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price ($)
Balance, December 31, 2020	-	$-
Warrants issued	20,331,658	0.07
Warrants expired	-	-
Balance, December 31, 2021	20,331,658	0.07
Warrants issued	1,958,333	0.12
Warrants expired	-	-
Balance, June 30, 2022	22,289,991	$0.074

The following warrants were outstanding as at June 30, 2022:

Number of Warrants	Exercise Price ($)	Expiry Date
1,333,333	0.0975	September 09, 2023
500,000	0.0975	September 27, 2023
7,791,658	0.02567	October 1, 2023
333,333	0.0975	October 18, 2023
5,666,667	0.0975	October 19, 2023
1,000,000	0.0975	October 21, 2023
240,000	0.0975	October 24, 2023
666,667	0.0975	October 26, 2023
666,667	0.0975	October 28, 2023
600,000	0.0975	October 29, 2023
800,000	0.0975	November 01, 2023
533,333	0.0975	November 02, 2023
200,000	0.0975	November 19, 2023
208,333	0.12	March 16, 2023
625,000	0.12	March 22, 2023
833,333	0.12	March 27, 2023
291,667	0.12	June 20 27, 2023
22,289,991

F-17

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 9 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL (continued)

Stock Options

The Company granted the following Stock options under its 2021 Employee Stock Incentive Plan:

-	9,000,000 fully vested incentive stock options to directors, officers and consultants of the Company for exercise at $0.0257 for a term of 4 years from grant.

-

7,077,422 qualified employee stock options to certain officers, directors and employees of the Company’s wholly owned subsidiary, Stratford Ltd for exercise at $0.123 per share for a period of four years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date”), with an additional 6.25% (six and one quarter percent) of the Option vesting at the end of each three (3) month period following the Cliff Date. The Options shall become fully vested by the fourth anniversary of the Vesting Commencement Date, with a vesting commencement date of October 26, 2021.

-

11,465,424 qualified employee stock options to certain officers and employees of the Company’s wholly owned subsidiary, Stratford Ltd for exercise at $0.02567 per share for a period of four years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date”), with an additional 6.25% (six and one quarter percent) of the Option vesting at the end of each three (3) month period following the Cliff Date. The Options shall become fully vested by the fourth anniversary of the Vesting Commencement Date, with a vesting commencement date of May 2, 2021.

-

1,500,414 qualified employee stock options to certain officers and employees of the Company’s wholly owned subsidiary, Stratford Ltd for exercise at $0.103 per share for a period of five years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date”), with an additional 6.25% (six and one quarter percent) of the Option vesting at the end of each three (3) month period following the Cliff Date. The Options shall become fully vested by the fourth anniversary of the Vesting Commencement Date, with vesting commencement dates between November 2021 and June 2022.

Additional information with respect to the stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Term in Years	Aggregate Intrinsic Value
Outstanding at December 31, 2021	27,542,845	$0.05068	3.60	$-
Granted	1,500,414	-	5	-
Exercised	-	-	-	-
Cancelled	(1,415,484)	0.123	-	-
Outstanding at June 30, 2022	27,627,775	$0.0498	3.18	$-

Options exercisable at June 30, 2022	9,000,000	$0.02567	3.25	$-

F-18

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 9 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL (continued)

Stock Options (cont’d)

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Term in Years	Aggregate Intrinsic Value
Outstanding at December 31, 2020	-	$-	-	$-
Granted in 2021	27,542,845	$0.0507	-	-
Exercised in 2021	-	$-	-	-
Cancelled in 2021	-	$-	-	-
Outstanding at December 31, 2021	27,542,845	$0.05068	3.60	$-

Options exercisable at December 31, 2021	9,000,000	$0.02567	3.75	$-

The following table summarizes information about stock options outstanding and exercisable at June 30, 2022:

Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining in Contractual Life in Years	Outstanding Options Weighted Average Exercise Price	Number of Options Exercisable	Exercisable Options Weighted Average Exercise Price
$0.02567	9,000,000	3.25	$0.02567	9,000,000	$0.02567
$0.02567	11,465,423	2.84	$0.02567	-	$-
$0.12300	5,661,938	3.32	$0.12300	-	$-
$0.10300	1,500,414	4.92	$0.10300	-	$-
$0.02567 ~ $0.12300	27,542,845	3.18	$0.0498	9,000,000	$0.02567

Unamortized compensation expense associated with unvested options is $1,316,033 and $1,821,701as of June 30, 2022 and December 31, 2021, respectively. The weighted average period over which these costs are expected to be recognized is approximately 3.18 years.

NOTE 10 – COMMITMENT

Leases

In March 2022, we leased car in Israel with a lease term of 36 months expiring in July 2024.

We used a discount rate of 6.75% in determining our operating lease liabilities, which represented our incremental borrowing rate. Short-term leases with initial terms of twelve months or less are not capitalized.

We determine if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Right-of-use assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. Certain lease agreements contain extension options; however, we have not included such options as part of right-of-use assets and lease liabilities because we originally did not expect

F-19

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 10 – COMMITMENT (continued)

Leases (cont’d)

to extend the leases. We measure and record a right-of-use asset and lease liability based on the discount rate implicit in the lease, if known. In cases where the discount rate implicit in the lease is not known, we measure the right-of-use assets and lease liabilities using a discount rate equal to our estimated incremental borrowing rate for loans with similar collateral and duration.

Operating lease expense is comprised of the following:

	Three months ended June 30,		Six months Ended June 30,
	2022	2021	2022	2021
Operating lease cost	$3,446	$-	$7,050	$-

Maturities of lease liabilities are as follows:

Operating Leases
2022	$6,580
2023	13,159
2024	7,676
Total lease payments	27,415
Less imputed interest	(1,906)
Total lease liabilities	25,509
Less current portion of lease liabilities	(11,799)
Long-term lease liabilities	$13,710

NOTE 11 – RELATED PARTY TRANSACTIONS

Key management compensation

Key management personnel are persons responsible for planning, directing, and controlling the activities of the entity, and include all directors and officers.

	Three months ended June 30,		Six months Ended June 30,
	2022	2021	2022	2021
Management fees	$120,578	$69,441	$256,548	$81,441

At June 30, 2022, accounts payable and accrued liabilities included $6,236 ($22,139 – December 31, 2021) of management fees with respect to key management compensation.

Effective April 1, 2022, Ms. Bianca Meger, the Company’s CEO, transitioned to focus a larger portion of her efforts on the day-to-day operations of Metro One and as a result, resigned from her position as Co-CEO of Stratford Ltd.

F-20

Metro One Telecommunications, Inc.

Notes to Condensed Consolidated Financial Statements

For The Six Months Ended June 30, 2022 and 2021

NOTE 12 – SUBSEQUENT EVENTS

On July 19, 2022, the Company accepted the resignation of Ms. Bianca Meger as the Company’s Chief Executive Officer and Mr. Elchanan Maoz was appointed to serve as Interim Chief Executive Officer.

Subsequent to June 30, 2022, the Company issued a total of 1,833,334 qualified stock options to certain employees of controlled subsidiary Stratford, and a further 5,414,228 options were forfeit upon termination of certain employment agreements.

On August 1, 2022, the Company officially launched its fully updated mobile commerce platform on the Shopify App Store, with its first user. The Shelfy app is now open to all merchants on the Shopify marketplace and can be accessed at https://apps.shopify.com/shelfy.

During August 2022, the Company received a total of $369,000 in cash proceeds from certain Note and Securities Purchase Agreements (the “August Notes”), and rolled over $570,000 of previously incurred debt under certain notes entered into during the first quarter, including accrued interest (the “New Notes”), with each of the August Notes and New Notes having a term of 15 months from issue date, bearing interest at a rate of 10% per annum, with accrued interest payable monthly in arrears in cash commencing on October 1, 2022. Further the Company issued a total of 6,714,547 shares of common stock to the Noteholders in conjunction with the terms of the agreements. Concurrent with the New Notes a total of 291,667 warrants issued to a company controlled by our CEO in June 2022 were cancelled.

The Company has evaluated events for the period from June 30, 2022, through the date of the issuance of these financial statements and determined that there are no additional events requiring disclosure.

F-21

Metro One Telecommunications, Inc.

FINANCIAL STATEMENTS

Years ended December 31, 2021 and 2020

With Report of Independent Registered Public Accounting Firm

F-22

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street Suite 1100 Denver, Colorado 80246

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Metro One Telecommunications, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Metro One Telecommunications, Inc. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, statements of stockholders’ deficit, and cash flows for each of the two years then ended, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has incurred losses since inception of $136,809,383. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2022.

Denver, CO September 1, 2022

blaze@griesandassociates.com

501 S. Cherry Street Suite 1100, Denver, Colorado 80246

 (O)720-464-2875 (M)773-255-5631 (F)720-222-5846

F-23

Metro One Telecommunications, Inc.

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,128,825	$24,788
Accounts receivable	18,865	-
Prepaid expenses	180,808	-
Other current assets	230,270	-
Total current assets	1,558,768	24,788

Property and equipment. net	7,244	-
Intangible assets	4,422,352	-
Operating lease right-of-use assets	34,432	-
Other assets	21,911	-
Total assets	$6,044,707	$24,788

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$569,320	$51,175
Current portion of operating lease liabilities	12,835	-
Total current liabilities	582,155	51,175

Other liability	194,898	-
Operating lease liabilities	22,173
Total liabilities	799,226	51,175

Stockholders’ equity (deficit)
Preferred stock, no par value, 10,000,000 shares authorized:
Series A convertible preferred stock, 1,385 shares authorized 0 and 1,000 shares issued and outstanding: liquidation preference of $0 and $10,000 per share, respectively*	-	10,000,000
Common stock, $0.0001 par value; 600,000,000 shares authorized 257,920,700 and 6,233,326 shares issued and outstanding, at December 31, 2021 and 2020 respectively	25,792	623
Additional paid in capital	140,858,794	122,248,037
Accumulated deficit	(135,617,027)	(132,275,047)
Other comprehensive income	(22,078)	-
Stockholders’ equity (deficit)	5,245,481	(26,387)
Total liabilities, redeemable preferred stock and Stockholders’ Deficit	$6,044,707	$24,788

*Upon a recapitalization and a reorganization of the Company from Oregon to Delaware effective August 9, 2021, the Preferred stock was eliminated with the Series A Convertible Preferred stock having prior converted to shares of common stock.

The accompanying notes are an integral part of these audited consolidated financial statements.

F-24

Metro One Telecommunications, Inc.

 Consolidated Statements of Operations

and Other Comprehensive Income

	Years Ended December 31,
	2021	2020

Revenues	$170,622	$-

Operating expenses
General and administrative	$1,718,058	$5,236
Management Fees	294,101	48,000
Sales and Marketing	205,467	-
Finance Costs	1,294,976	-
Total operating expenses	3,512,602	53,236

Loss	$(3,341,980)	$(53,236)

Basic and diluted net loss per common share	$(0.04)	$(0.00)

Weighted average shares – basic and diluted	94,175,874	6,233,326

Other Comprehensive Income (loss)
Net Loss	$(3,341,980)	$(49,512)
Foreign currency translation adjustment	(22,078)	-
	$(3,364,058)	$(49,512)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-25

Metro One Telecommunications, Inc.

 Consolidated Statements of Stockholders’ Equity (Deficit)

	Preferred Shares		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Income (loss)	Deficit	(Deficit)
Balance at December 31, 2019	1,000	$10,000,000	6,233,326	$623	$122,248,037	$-	$(132,221,811)	$26,849
Net loss	-	-	-	-	-	-	(53,236)	(53,236)
Balance at December 31, 2020	1,000	10,000,000	6,233,326	623	122,248,037	-	(132,275,047)	(26,387)

Preferred shares converted*	(1,000)	(10,000,000)	71,683,250	7,168	9,992,832	-	-	-
Share issuance under acquisition of assets	-	-	22,647,751	2,265	1,130,123	-	-	1,132,388
Share issuance under private placement	-	-	151,694,435	15,170	5,115,830	-	-	5,131,000
Share issuance as financing costs	-	-	5,661,938	566	282,530	-	-	283,096
Stock warrants granted as financing costs	-	-	-	-	854,632	-	-	854,632
Stock based compensation	-	-	-	-	1,144,077	-	-	1,144,077
Capitalized stock-based compensation	-	-	-	-	90,733	-	-	90,733
Foreign currency translation adjustment	-	-	-	-	-	(22,078)	-	(22,078)
Net loss	-	-	-	-	-	-	(3,341,980)	(3,341,980)
Balance at December 31, 2021	-	$-	257,920,700	$25,792	$140,858,794	$(22,078)	$(133,842,610)	$5,245,481

*Upon a recapitalization and a reorganization of the Company from Oregon to Delaware effective August 9, 2021, the Preferred stock was eliminated with the Series A Convertible Preferred stock having prior converted to shares of common stock.

The accompanying notes are an integral part of these audited consolidated financial statements.

F-26

Metro One Telecommunications, Inc.

 Consolidated Statements of Cash Flows

	Years Ended December 31,
	2021	2020

Cash flows used in operating activities:
Net loss	$(3,341,980)	$(53,236)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	328
Non-cash operating lease expense	556
Financing costs	1,137,728	-
Stock based compensation	1,144,077
Changes in certain assets and liabilities:
Accounts receivable	(18,238)	-
Prepaid costs and other assets	(229,982)	27,000
Accounts payable and other liability	502,109	49,197
Net cash provided by (used in) operating activities	(805,402)	22,961

Cash flows from investing activities:
Purchases of property and equipment	(7,331)	-
Purchases of intangible asset	(3,409,906)	-
Net cash (used in) investing activities	(3,417,237)	-

Cash flows from financing activities:
Proceeds from private placements	5,131,000	-
Net cash provided by financing activities	5,131,000	-

Net decrease in cash and cash equivalents	908,361	22,961
Foreign Exchange Gain (loss)	195,676	-
Cash and cash equivalents, beginning of year	24,788	1,827
Cash and cash equivalents, end of year	$1,128,825	$24,788

Supplemental disclosure of cash flow information:
Cash received (paid) for income taxes, net	$-	$-
Cash paid for interest	$-	$-

Non-cash Investing and Financing Activities
Royal App assets acquired by issuance of shares	$967,853	$-
Other current assets acquired by issuance of shares	$164,535	$-
Royal App assets acquired through assumption of repayable government grant	$193,920	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-27

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 1 - NATURE OF OPERATIONS

Historical Information:

The Company was incorporated in the State of Oregon on February 8, 1989, as Metro One Direct Information Services Inc.  On December 12, 1995, we changed our name to Metro One Telecommunications Inc.  The Company was formerly in the business of providing directory assistance service to subscribers through carrier contracts starting with its first contract in 1991.  Previously the Company was contracted with a number of wireless carriers, voice over internet protocol providers, cable companies and various other carriers both free and prepaid providing live operator directory assistance services to the carriers’ subscribers and users. Revenues were historically derived principally through fees charged to telecommunications carriers.

Starting in 2005, the Company went through a number of restructures of its business in an attempt to retain market share in a rapidly evolving technology and telecommunications industry.

In March 2008, the Company decided to exit the wholesale directory assistance business, but to continue to pursue growth in the Company’s small data services business which it had concurrently developed.

As of September 2008, the Company had closed all of its call centers and approximately 700 employees were terminated.

In conjunction with the closures, the Company sold a majority of its patent and trademarks to raise funds to continue operations.

Further, during 2008, the Company voluntarily deregistered its common stock under the Securities Exchange Act of 1934.  With that action the Company moved from the OTC Markets Bulletin Board to the OTC Markets Pink Sheets.

The Company was unsuccessful in pursuing its then current business and ceased filing any current information reports with OTC Markets in fiscal 2009.

Current Information:

Certain of the officers and directors of the Company maintained the Company’s registration as an Oregon corporation while seeking other business opportunities for the Company and its stockholders between fiscal 2009 and current date.

On March 30, 2021, the Company announced that its newly-formed, wholly owned Israeli subsidiary, Stratford Ltd. had received notification of approval from the Lod District Court in Israel for its winning bid to acquire assets of Royal App Ltd. out of insolvency proceedings for approximately $2.4 million USD in cash, the assumption of $200,000 in repayable government grants, as well as 8% equity in the Company on a diluted basis, post conversion of the Company’s preferred common stock and certain other proposed sales of common stock in order to raise the required funds to complete the acquisition, the “Recapitalization”.

Royal App is the developer of Shelfy, a white label, headless mobile commerce software platform that helps retailers and fast moving consumer goods companies become growth companies. Shelfy incorporates sophisticated artificial intelligence and machine learning in its algorithms to markedly improve online shopping metrics through mobile phones for large consumer retailers such as supermarket chains, food and other clients.  Prior to its recent insolvency filing, more than $20 million had been invested in Royal App.

F-28

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 1 - NATURE OF OPERATIONS (continued)

Current Information (continued)

If the Recapitalization of the Company was not approved by the shareholders and the 8% of the Company Capitalization was not issued to the bankruptcy trustee within 120 days from the date of the closing of the Acquisition, or April 26, 2021, the trustee, who holds a pledge over the assets of Royal App purchased by Stratford, had the right to foreclose on such assets. Any foreclosure would result in the transfer of the ownership of Royal App assets purchased by Stratford, from Stratford to the trustee for the creditors of Royal App. The transactions as contemplated above were successfully completed during the year ended December 31, 2021, and the Trustee released its pledge over the assets.

To finance the acquisition as well as general working capital, the Company proposed to raise up to $3.5 million commencing March 2021 in the form of puttable Simple Agreements for Future Equity (“SAFES”) from institutional investors and family offices.  The terms of the SAFES required that they automatically convert into common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock. The Company undertook the conversion of preferred stock in the year ended December 31, 2021, upon receipt of shareholder approval of certain proposed corporate restructure plans.

After the conversion of the preferred stock, and as part of the agreement for the acquisition of the assets of Royal App the Company also agreed to issue common stock for commission fees of 2% of the Company’s common stock on a diluted basis, and to the employees of Stratford as to 8% of the Company on a diluted basis, under the terms of an Employee Stock Option Plan approved by Shareholders. Further, in order to undertake these issuances, the Company was required to increase the authorized common stock of the Company.

On June 9, 2021, the Company announced a Stockholders’ meeting to be held on June 30, 2021, to approve the following actions:

1.	An amendment to the articles of the Company to increase the authorized shares of the Company from 50,000,000 to 600,000,000;
2.

An amendment to the articles of the Company to effect a reverse stock split on the basis of not less than 1 for 10 and not more than 1 for 100. Such ratio to be determined by the Board of Directors of the Company;

3.	Approval of a 2021 Employee Stock Incentive Plan. The Plan will have available shares equity to 25% of the Company’s capitalization and a term of ten years from the effective date of the Plan;

4.	Approval of the Company’s reorganization from Oregon to Delaware.

The meeting was held on June 30, 2021, and the Company’s shareholders approved all the actions detailed above, as well as the conversion of 1,000 outstanding shares of Company’s Series A convertible preferred stock whereby each 1 share of Preferred stock held was convertible into 71,683.25 shares of common stock. As a result, during the year ended December 31, 2021, the holders of the Company’s Series A convertible preferred stock successfully converted their holdings into 71,683,250 shares of Common Stock and the Board issued the remaining securities as agreed under the Acquisition Agreement including 22,647,751 shares to the Trustee as part of the asset acquisition costs and 5,661,938 shares to the agent as financing costs. Further a total of $3.25 million raised in the form of SAFES was converted into a total of 126,614,436 shares of common stock at $0.02567 per share. On August 9, 2021, the Company redomiciled and filed articles of conversion moving its registration to the State of Delaware.

F-29

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 1 - NATURE OF OPERATIONS (continued)

Current Information (continued)

During the year ended December 31, 2021, the Company undertook a second financing by way of Private Investment in Public Equity (“PIPE”) in the form of unregistered Units at $0.075, each Unit consisting of a share of Common Stock and ½ share purchase warrant for exercise for a period of two years form the date of grant at $0.975 per share. The Company accepted subscriptions with respect to the sale of 25,080,000 common shares for $1,881,000 in gross proceeds. Certain of the PIPE investments have agent fees payable at a rate of 4.25%.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has recently acquired operating assets, is generating modest revenues, and is in the process of pursuing expansion of its new business venture.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management’s plans for the continuation of the Company as a going concern include financing the Company’s operations through issuance of its common stock, conducting revenue generating operations or expanding the Company’s existing business operations to acquire projects which generate additional revenue. If the Company is unable to complete its financing requirements or achieve net profits as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues, if any. The Company is currently seeking a further equity financing of up to $10 million US Dollars to meet ongoing capital requirements and has filed a registration statement on Form S-1 for this purpose, subsequent to the year ended December 31, 2021.

There are no assurances the Company will succeed in implementing its plans. Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

COVID-19

The ongoing COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may impact the Company’s ability to raise additional capital and to pursue certain planned operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the ongoing effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or complete planned software implementations.

NOTE 3 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-30

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Fiscal Year end

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal recurring nature.

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its 100% controlled Israeli subsidiary, Stratford Ltd (“Stratford”) as of December 31, 2021. All significant intercompany accounting transactions have been eliminated as a result of consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company uses the U.S. Dollar as the reporting currency for its financial statements. Functional currency is the currency of the primary economic environment in which an entity operates. The functional currency of the Company’s wholly owned subsidiary is the Israeli Shekel.

Assets and liabilities of the Company’s subsidiary are translated into U.S. Dollars at period-end foreign exchange rates, and revenues and expenses are translated at average rates prevailing throughout the period. Translation adjustments are included in “Accumulated other comprehensive income” as a separate component of stockholders’ equity, and in the “Effect of exchange rate changes on cash and cash equivalents,” on the Company’s consolidated statements of cash flows. Transaction gains and losses including intercompany transactions denominated in a currency other than the functional currency of the entity involved are included in “General and Administrative” on the Company’s consolidated statements of operations.

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) includes foreign currency translation adjustments related to the Company’s subsidiary in Israel and is excluded from the accompanying consolidated statements of operations.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost net of accumulated depreciation. Maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment	3 years

F-31

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill represents the excess of the purchase price of the acquisition over the net fair value of identifiable assets acquired and liabilities assumed. Goodwill amounts are not amortized.

Intangible Assets

The Company generally recognizes assets for customer relationships, developed technology, and finite-lived trade names from an acquisition. Finite-lived intangible assets are carried at acquisition cost less accumulated amortization. Such amortization is recorded on a straight-line basis over the estimated useful lives of the respective assets, generally from 3 to 8 years. Amortization for developed technology is recognized in cost of revenue. Amortization for customer relationships and trade names is recognized in sales and marketing expenses.

In the year ended December 31, 2021, the company recorded assets acquired in the cumulative amount of approximately $3.47 million (cash proceeds, share based consideration and the assumption of certain repayable grants issued by the government of Israel which financed certain development activities related to the intellectual property) purchased through a liquidation proceeding from the trustee for Royal App Ltd., an Israeli corporation (ref: Note 5), which we recorded as intangible assets. Intangible assets acquired included (1) goodwill; (2) intellectual property and trademarks, including rights in patents in so far as they exist and rights of claim (if and in so far as they exist and are transferrable) for infringement of the aforementioned intellectual property; and (3) agreements (rights and obligations) with customers. We initially record acquired intangible assets at their estimated fair values and we review these assets periodically for impairment.

Software, Research & Development Expenditure

Software, research and development expenditures consist primarily of costs associated with the on-going development of software acquired from Royal App including employee compensation and other expenses for research and development, personnel, supplies and development materials, costs for consultants and related contract research and facility costs. Expenditures relating to research and development are capitalized as incurred. In the period ended December 31, 2021, the company recorded assets acquired in the cumulative amount of approximately $3.47 million purchased through a liquidation proceeding from the trustee for Royal App Ltd., an Israeli corporation (ref: Note 5), which we recorded as intangible assets. During the year ended December 31, 2021, we capitalized approximately $990,000 in ongoing research and development expenditures and $28,483 in patent related expenditures.

Impairment

The valuation of goodwill at the reporting unit level is reviewed annually during the fourth fiscal quarter or more frequently if facts or changes in circumstances indicate the carrying amount of goodwill may not be recoverable. The Company presently has one reporting unit; therefore, all of its goodwill is associated with the entire company. Management has the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of the Company is less than the carrying amount, including goodwill. If it is determined that it is more likely than not that the fair value of the Company is less than the carrying amount, a quantitative assessment is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit. The Company also has the option to bypass the qualitative assessment and perform the quantitative assessment.

The Company reviews the valuation of long-lived assets, including property and equipment and finite-lived intangible assets, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The recoverability of long-lived assets or asset groups is calculated based on the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. Impairment testing is performed at the asset group level.

F-32

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value for applicable assets and liabilities, we consider the principal or most advantageous market in which we would transact and we consider assumptions market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

●	Level 1: Observable inputs such as quoted prices in active markets;

●	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company’s financial instruments include cash, accounts payable, related party loans and a demand promissory note. The carrying amounts of cash and accounts payable approximate their fair value, due to the short-term nature of these items.

Revenue Recognition

The Company has adopted the requirement of Accounting Standards Update, or ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

We derive our revenues primarily from subscription fees for access to our software offerings, collected monthly, as well as from limited sales of customized professional services. We recognize revenues when a perceived contract exists between the Company and a customer and upon transfer of control of promised products or services to such customer in an amount that reflects the consideration we expect to receive in exchange for those products or services. Revenues are recognized net of allowances and any taxes collected from customers, which are subsequently remitted to governmental authorities.

We determine revenue recognition through the following steps:

•	Identification of the contract, or contracts, with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenues when, or as, the Company satisfies a performance obligation

Subscription Revenues

Subscription revenues primarily consist of monthly fees for providing customers access to our software apps including feature-based pricing models, where distinct packages are aligned to a specific type of customer persona based on its size, market segment and physical/online store presence. Each package is different than the next with prices increasing as the functionality increases.

F-33

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Monthly subscriptions to our software packages include routine customer support and unspecified software updates and upgrades released when and if available during the term. Revenues are generally recognized monthly over the contract term beginning on the date that our service is made available to the customer, which we believe best reflects the manner in which our customers utilize our subscription offerings. Customers pay monthly for the services in advance, and if payments are not collected, the access to the service terminates. Arrangements with customers do not provide the customer with the right to take possession of the software supporting application service at any time and, as a result, are accounted for as a service contract.

Customized Professional Service Revenues

Customized service contract revenues primarily consist of fees for deployment, configuration, and optimization services, and potentially, training. The majority of our professional services contracts are billed on a fixed price basis, and revenues are recognized over time based on a proportional performance methodology which utilizes input methods. A portion of our customized service contracts may be billed on a time and materials basis and revenues are recognized over time as the services are performed.

Stock-Based Compensation

We account for stock options granted to employees, non-employees, and directors using the accounting guidance in ASC 718 “Stock Compensation” (“ASC 718”). In accordance with ASC 718, we estimate the fair value of service-based options and performance-based options on the date of grant, using the Black-Scholes pricing model. We recognize compensation expense for stock option awards over the requisite or implied service period of the grant. Compensation expense is recognized on a graded-vesting method over the requisite service period. Forfeitures are accounted for as they occur.

F-34

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Stock-Based Compensation (continued)

For the years ended December 31, 2021 and 2020, stock-based compensation and other equity instrument related expenses and expenditures recognized in the consolidated statements of operations is as follows:

	Year Ended December 31,
	2021	2020
Capitalized as software research and development expenditure	$90,733	$-
Sales and marketing	19,040	-
General and administrative expenses	1,125,037	-
Total stock-based compensation expense	$1,234,810	$-

Leases

The Company determines if a contractual arrangement represents or contains a lease at inception. Operating leases with lease terms greater than twelvemonths are included in Operating lease right-of-use assets and Operating lease liabilities in the Consolidated Balance Sheets.

Operating lease right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the future lease payments over the lease term. The Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term and amount equal to the lease payments in a similar economic environment. The right-of-use assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company has lease arrangements that include both lease and non-lease components. The Company accounts for non-lease components separately from the lease component.

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Basic and Diluted Net Income (Loss) Per Share

In accordance with ASC Topic 260 – Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

Potential common stock consists of the incremental common stock issuable upon convertible notes, stock options and warrants and classes of shares with conversion features. The computation of basic loss per share for the years ended December 31, 2021 and December 31, 2020 excludes potentially dilutive securities such as share purchase warrants, because their inclusion would be antidilutive. As a result, the computations of net loss per share for each period presented is the same for both basic and fully diluted.

F-35

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 5 – ACQUISITION OF ASSETS

During March 2021 the Company entered into an agreement, (the “Agreement”,) for the purchase of certain assets of Royal App Ltd., a corporation incorporated in Israel, through a liquidation proceeding approved by the Lod District Court (Israel) within the framework of Insolvency Case 53873-01-21. On April 26, 2021, the Company completed a cash payment to the trustee for the acquisition of the identified assets, and the assets were effectively transferred to the Company’s controlled subsidiary, Stratford Ltd. The acquired assets consist primarily of intellectual property which will form the basis of a re-developed SaaS software offering upon completion of development and launch by the Company.

Assets acquired included (1) goodwill and (2) intellectual property and trademarks, including rights in patents in so far as they exist and rights of claim (if and in so far as they exist and are transferrable) for infringement of the aforementioned intellectual property.  The Company also agreed to assume two customer service agreements using the original “Shelfy” application, with limited remaining life spans. Finally the Company acquired certain equipment and fixed assets which had been fully depreciated at the time of acquisition. Liabilities acquired included certain repayable government grants.

In consideration for the assets acquired the Company paid $2,140,288 (net of VAT), assumed approximately $200,000 USD in repayable government grants, which grants are repayable at a rate of 3% of gross sales until retired in full, and agreed to issue 8% of the Company’s issued and outstanding shares on a diluted basis, following the issuance of certain share capital in respect to the sale of common shares under SAFES, the conversion of 1,000 shares of Series A preferred stock to common stock and an estimate of shares expected to be issued for certain warrants and employee stock options during fiscal 2021. The consideration shares were to be issued to the bankruptcy trustee within 120 days from the date of the closing of the acquisition, April 26, 2021. The trustee, who holds a pledge over the assets of Royal App purchased by Stratford Ltd., may foreclose on such assets in the event the consideration shares were not issued as required under the terms of the Agreement. Any foreclosure would result in the transfer of the ownership of Royal App assets purchased by Stratford, from Stratford to the trustee for the creditors of Royal App. The 22,647,751 consideration shares were issued to the trustee in August 2021 and were valued at the fair market value on the date of issue or $967,853 (net of VAT), as part of the acquisition consideration.

The Company has recorded the acquired assets on the Company’s balance sheets as Intangible Assets as of the date of acquisition. The Company’s management determined there is no impairment to the acquired assets or improvements at the year ended December 31, 2021, as the development of the upgraded software suite for SAAS applications is ongoing.

The Company also paid a transaction fee of 2% of the diluted share capital by way of the issuance of 5,661,938 common shares to Everest Corporate Finance Ltd., a company of which our President is an officer, director and shareholder. The shares were valued at fair market value or $283,096 which amount was expensed as a finance cost.

NOTE 6 – INTANGIBLE ASSETS

The following table provides additional information regarding the intangible assets acquired:

Purchased assets – Royal App (Note 5)	$3,403,228
Capitalized patent application costs	28,483
Capitalized software research and development expenditures	990,641
Total intangible assets	$4,422,352

F-36

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 6 – INTANGIBLE ASSETS (continued)

The Company has not yet completed the development of its upgraded software application which is expected to reach commercial viability in the second quarter of fiscal 2022.

NOTE 7 – PRIVATE PLACEMENT

Simple Agreements for Future Equity (“SAFES”)

Investor deposits consist of $3,250,000 of gross proceeds received in the form of puttable Simple Agreements for Future Equity (“SAFES”) from institutional investors and family offices during the period ended June 30, 2021.  The terms of the SAFES require that they automatically convert into restricted, unregistered shares of common stock of the Company following the conversion of all outstanding convertible preferred stock into common stock at such price per share equal to the fully diluted capital post conversion of the preferred stock divided by $2,000,000, or $0.02567 per share. On August 20, 2021, 126,614,436 unregistered restricted shares of common stock in exchange for 3.25M in proceeds from SAFES.

Private Investment in Public Equity (“PIPE”)

During the year ended December 31, 2021, the Company received gross proceeds of $1,881,000 from accredited investors in the form of PIPES and completed the sale of 25,080,000 units at a price of $0.075 per unit where each unit consists of one share of common stock and one-half of one share purchase warrant. Each warrant is exercisable into one share of common stock at a price of $0.0975 expiring in two years.

NOTE 8 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL

Common Stock and Preferred Stock

Up to August 9, 2021, Company had authorized 50,000,000 shares of Common stock, no par value and 10,000,000 shares of Preferred stock, no par value, of which 1,385 shares have been designated Series A convertible preferred stock with a liquidation preference of $10,000 per share. Holders of convertible preferred stock, when voting with the holders of our common stock, are entitled to an approximate 0.856 vote for each share of common stock into which the Series A convertible preferred stock registered in the shareholder’s name can be converted. Each share of Series A convertible preferred Stock is convertible into approximately 71,683.25 shares of common stock. In addition, the holders of the convertible preferred stock were entitled to elect a majority of the members of our Board of Directors. On August 9, 2021, the Company filed articles of conversion moving its registration to the State of Delaware and amending the articles of the Company to increase the authorized shares of the Company from 50,000,000 to 600,000,000, $0.0001par value, and eliminating the Preferred stock.

During the year ended December 31, 2021, the Company issued the following shares of common stock:

-

71,683,250 shares of unregistered restricted common stock upon conversion of 1,000 shares of the Series A convertible Preferred stock to its controlling shareholder, Everest Credit L.P., a company of which our President and Director is a beneficial owner;

-

5,661,938 shares of unregistered restricted common stock to Everest Corporate Finance Ltd., a company of which our President and Director is a beneficial owner, as commission fees in respect to the acquisition of the assets of Royal App Ltd;

F-37

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021 and 2020

NOTE 8 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL (continued)

-	22,647,751 shares of unregistered restricted common stock to the Trustee in Liquidation for Royal App as part of the agreed consideration under the acquisition agreement;

-	126,614,436 unregistered restricted shares of common stock in exchange for 3.25M in proceeds from SAFES from various accredited investors.

-

25,080,000 units at $0.075 each for gross proceeds of $1,881,000 in the form of PIPES. Each unit consists of one common share and one-half of one share purchase warrant. Each warrant will entitle the holder to purchase one common share for $0.0975 expired in two years.

The Company paid agent commissions on $1.376 M in proceeds at 4.25% for a total of $58,480 in financing costs.

The Company granted 7,791,658 Stock Purchase Warrants to one of its financing agents, exercisable for a period of two years from the date of grant at $0.02567 per share. The Company recorded $854,632 in financing costs.

On December 31, 2021 and December 31, 2020, the Company had 257,920,700 and 6,233,326 shares of common stock issued and outstanding, respectively, and 0 and 1,000 shares of Series A Preferred stock issued and outstanding, respectively.

Stock Purchase Warrants

The following warrants were outstanding as at December 31, 2021:

Number of Warrants	Exercise Price ($)	Expiry Date
1,333,333	0.0975	September 09, 2023
500,000	0.0975	September 27, 2023
7,791,658	0.02567	October 1, 2021
333,333	0.0975	October 18, 2021
5,666,667	0.0975	October 19, 2021
1,000,000	0.0975	October 21, 2021
240,000	0.0975	October 24, 2021
666,667	0.0975	October 26, 2021
666,667	0.0975	October 28, 2021
600,000	0.0975	October 29, 2021
800,000	0.0975	November 01, 2021
533,333	0.0975	November 02,2021
200,000	0.0975	November 19,2021
20,331,658

Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price ($)
Balance, December 31, 2020	-	$-
Warrants issued	20,331,658	0.07
Warrants expired	-	-
Balance, December 31, 2021	20,331,658	$0.07

F-38

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021

NOTE 8 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

Stock Purchase Warrants (cont’d)

The following weighted average assumptions were used for the Black-Scholes pricing model valuation of warrants issued during the year ended December 31, 2021 to allocate the proceeds between common stock and additional paid-in capital:

2021

Risk-free interest rate	0.23% ~ 0.52%
Expected life of warrants	2 years
Expected annualized volatility	423.32% ~ 428.65%
Dividend	Nil
Forfeiture rate	0%

Stock Options

The Company granted the following Stock options under its 2021 Employee Stock Incentive Plan:

-	9,000,000 fully vested incentive stock options to directors, officers and consultants of the Company for exercise at $0.0257 for a term of 4 years from grant.
-

7,077,422 qualified employee stock options to certain officers, directors and employees of the Company’s wholly owned subsidiary, Stratford Ltd for exercise at $0.123 per share for a period of four years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date”), with an additional 6.25% (six and one quarter percent) of the Option vesting at the end of each three (3) month period following the Cliff Date. The Options shall become fully vested by the fourth anniversary of the Vesting Commencement Date, with a vesting commencement date of October 26, 2021.

-

11,465,424 qualified employee stock options to certain officers and employees of the Company’s wholly owned subsidiary, Stratford Ltd for exercise at $0.02567 per share for a period of four years from grant and vesting as to 25% (Twenty five percent) on the first anniversary of the Vesting Commencement Date (the “Cliff Date”), with an additional 6.25% (six and one quarter percent) of the Option vesting at the end of each three (3) month period following the Cliff Date. The Options shall become fully vested by the fourth anniversary of the Vesting Commencement Date, with a vesting commencement date of May 2, 2021.

Additional information with respect to the stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Term in Years	Aggregate Intrinsic Value
Outstanding at December 31, 2020	-	$-	-	$-
Granted in 2021	27,542,845	$0.0507
Exercised in 2021	-	$-
Cancelled in 2021		$-
Outstanding at December 31, 2021	27,542,845	$0.05068	3.60	$-

Options exercisable at December 31, 2021	9,000,000	$0.02567	3.75	$-

F-39

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021

NOTE 8 – CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL

Stock Options (cont’d)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2021:

Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining in Contractual Life in Years	Outstanding Options Weighted Average Exercise Price	Number of Options Exercisable	Exercisable Options Weighted Average Exercise Price
$0.02567	9,000,000	3.75	$0.02567	9,000,000	$0.02567
$0.02567	11,465,423	3.34	$0.02567	-	$-
$0.12300	7,077,422	3.82	$0.12300	-	$-
$0.02567 ~ $0.12300	27,542,845	3.60	$1.87	9,000,000	$0.02567

Unamortized compensation expense associated with unvested options is $1,821,701 as of December 31, 2021. The weighted average period over which these costs are expected to be recognized is approximately 3.6 years.

NOTE 9 – COMMITMENTS

Leases

We leased a car in Israel with the lease term in 36 months to July 2024.

We used a discount rate of 6.75% in determining our operating lease liabilities, which represented our incremental borrowing rate. Short-term leases with initial terms of twelve months or less are not capitalized.

We determine if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Right-of-use assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. Certain lease agreements contain extension options; however, we have not included such options as part of right-of-use assets and lease liabilities because we originally did not expect to extend the leases. We measure and record a right-of-use asset and lease liability based on the discount rate implicit in the lease, if known. In cases where the discount rate implicit in the lease is not known, we measure the right-of-use assets and lease liabilities using a discount rate equal to our estimated incremental borrowing rate for loans with similar collateral and duration.

Operating lease expense is comprised of the following:

	Year Ended December 31,
	2021	2020
Operating lease cost	$6,993	$-

F-40

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021

NOTE 9 – COMMITMENTS (Continued)

Leases (Cont’d)

Maturities of lease liabilities are as follows:

Operating Leases
2022	$14,804
2023	14,804
2024	8,637
Total lease payments	38,245
Less imputed interest	(3,237)
Total lease liabilities	35,008
Less current portion of lease liabilities	(12,835)
Long-term lease liabilities	$22,173

NOTE 10 – RELATED PARTIES TRANSACTIONS

Key management compensation

Key management personnel are persons responsible for planning, directing and controlling the activities of the entity, and include all directors and officers.

	Years Ended December 31,
	2021	2020
Management fees	$294,101	$48,000

At December 31, 2021, accounts payable and accrued liabilities included $22,139 ($0 – December 31, 2020) of management fees with respect to key management compensation.

NOTE 11 – INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statement and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

As of December 31, 2021, the Company has net operating loss carryforwards of approximately $132,300,000 to reduce future taxable income. Of the $135,600,000, approximately $128,770,000 can be used through 2037, and $3,530,000 may be carried forward indefinitely. A valuation allowance for the entire amount of deferred tax assets has been established as of December 31, 2021 and 2020.

F-41

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021

NOTE 11 – INCOME TAXES (Continued)

The provision for (benefit from) income taxes consist of the following:

	Year Ended December 31, 2021	Year Ended December 31, 2020
Current
Federal	$-	$-
State	-	-
	-	-
Deferred
Federal	-	-
State	- -	- -

Total income tax provision (benefit)	$-	$-

A reconciliation of the provision for income taxes at the federal statutory rates of 21% to the Company’s provision for income tax is as follows:

	Year Ended December 31, 2021	Year Ended December 31, 2020
U.S. Federal (tax benefit) provision at statutory rate	$(27,784,200)	$(27,082,400)
Changes in valuation allowance	27,784,200	27,082,400
Total	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents the significant components of the Company’s deferred tax assets and liabilities for the periods presented:

	December 31, 2021	December 31, 2020
Deferred Tax Assets
Net operating losses	701,800	11,200
Total deferred tax assets	701,800	11,200
Valuation allowance	(701,800)	(11,200)
Net deferred tax assets	-	-

Deferred Tax Liabilities
Total deferred tax liabilities	-	-
Net deferred tax	$-	$-

The Company determines its valuation allowance on deferred tax assets by considering both positive and negative evidence in order to ascertain whether it is more likely than not that deferred tax assets will be realized. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Due to the history of losses the Company has generated in the past, the Company believes that it is not more likely than not that all of the deferred tax assets in the U.S. can be realized as of December 31, 2021 and 2020, accordingly, the Company has recorded a full valuation allowance on its U.S. deferred tax assets.

F-42

Metro One Telecommunications, Inc.

Notes to Consolidated Financial Statements

For The Years Ended December 31, 2021

NOTE 11 – INCOME TAXES (Continued)

The Company files income tax returns in the United States on federal basis and various states. The Company is not currently under any international or any United States federal, state and local income tax examinations for any taxable years. All of the Company’s net operating losses are subject to tax authority adjustment upon examination.

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to December 31, 2021, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to offer up to 80,000,000 Units consisting of one share of common stock and a ¼ warrant at $0.12 per Unit, with the associated warrants having an exercise price of $0.15 per share for a period of one year. Further the Company is registering a total of X shares for certain selling stockholders.

Subsequent to December 31, 2021, the Company has commenced an offering of Convertible Notes (the “Notes”) with each Note having a term of four (4) months from issue date, bearing interest at a rate of 12% per annum, with accrued interest payable monthly in arrears in cash commencing on May 1, 2022. Further each Noteholder shall receive a ½ warrant for each $1 in Note proceeds, convertible at $0.12 per share for a term of one year from issue date. The Company has received a total of $200,000 in proceeds with respect to the Notes.

The Company has evaluated events for the period from December 31, 2021, through the date of the issuance of these financial statements and determined that there are no additional events requiring disclosure.

F-43

Shares of Common Stock

200,031,733 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS AND

21,998,323 SHARES OF COMMON STOCK UNDERLYING WARRANT EXERCISES BY OUR SELLING SHAREHOLDERS AND

80,000,000 SHARES OF COMMON STOCK TO BE SOLD AS PART OF THIS OFFERING AND

20,000,000 SHARES UNDERLYING WARRANTS TO BE SOLD AS PART OF THIS OFFERING

PROSPECTUS

55

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Expenses incurred or expected relating to this prospectus and distribution, all of which we will pay, are as follows:

SEC Registration Fee	$3,544
Printing and Engraving Expenses	$20,000
Legal Fees and Expenses	$60,000
Accounting Fees and Expenses	$35,000
Transfer Agent and Registrar Fees and Expenses	$15,000

TOTAL	$133,544

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation provides for indemnification of officers, directors and other employees of the Corporation to the fullest extent permitted by Delaware Law. Our Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages except as provided by law.

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Law. Neither any amendment to or repeal of our Certificate of Incorporation, nor the adoption of any provision hereof inconsistent with our Certificate of Incorporation, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or directors against liability under the Securities Act of 1933, as amended (the “Act”). Additionally, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

56

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities during the previous three years. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In March and June 2022, the Company issued a cumulative 1,958,332 warrants issued in conjunction with our offering of short-term notes are exercisable for a period of one year from the date of such warrant, at an exercise price of $0.12 per share. The exercise price of the warrants shall be on a cash, and not a cashless, basis, and the warrants may be exercised in full or in part. The exercise price of the warrants is subject to adjustment pursuant to any stock-split, reclassification, reorganization, or consolidation of the company. No fractional shares shall be issued as part of a conversion of the warrants. Subsequent to June 30, 2022, 291,667 of these warrants were canceled.

During August 2022, the Company received a total of $369,000 in cash proceeds from certain Note and Securities Purchase Agreements (the “August Notes”), and rolled over $570,000 of previously incurred debt under certain notes entered into during the first quarter, including accrued interest (the “New Notes”), with each of the August Notes and New Notes having a term of 15 months from issue date, bearing interest at a rate of 10% per annum, with accrued interest payable monthly in arrears in cash commencing on October 1, 2022. Further the Company issued a total of 6,714,547 shares of common stock to the Noteholders in conjunction with the terms of the agreements.

All of the above listed issuances were issued in reliance upon an exemption provided by Regulation S and/or Section 4(2) promulgated under the Securities Act.

16. Exhibits.

The following exhibits are included with this registration statement, or if previously filed, are incorporated herein by reference:

Exhibit
Number	Description

2.1	Asset Purchase Agreement with Royal App, Ltd.*

3.1	Certificate of Incorporation*

3.2	Bylaws*

3.3	Amended and restated bylaws*

5.1^	Opinion of Smith Eilers, PLLC

10.1^	Form of Subscription Agreement to be used with Registration Statement

10.2^	Form of Warrant to be used with Registration Statement

10.3	Metro One Telecommunications 2021 Stock Incentive Plan*

10.4	Consulting Agreements with Bianca Meger*

10.5	Form of SAFE funding agreement*

10.6	Form of Subscription Agreement for PIPE financing*

10.7	Form of Warrant issued in connection with PIPE financing*

10.8	Form of Warrant issued to CLOS Trading Ltd.*

10.9^	Form of Note Purchase Agreement and Promissory Note March 2022

10.10^	Form of Warrant issued in connection with Note Purchase Agreement March 2022

10.11^	Promissory Note between the Company and Everest Credit LP dated June 6, 2022

10.12^	Form of Promissory Note and Note Purchase Agreement between the Company and Maoz Everest Fund Management Limited dated June 29, 2022

10.13^	Form of Warrant issued to Warrant issued to Maoz Everest Fund Management Limited

10.14^	Form of Note and Securities Purchase AgreementAugust 2022

10.15^	Form of Promissory Note August 2022

23.1^	Consent of Gries & Associates PLLC for use of its Audit report

23.2	Consent of Counsel, Smith Eilers, PLLC (See Exhibit 5.1)

107	Filing Fees Table

*Previously filed as part of S-1 Registration Statement on February 11, 2022.

^ Filed herewith

57

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Sec.230.430B of this chapter):

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (Sec.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (Sec.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (Sec.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (Sec.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Sec.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec.230.424 of this chapter);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

58

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby additionally undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Sec.230.430B of this chapter):

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (Sec.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (Sec.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (Sec.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (Sec.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Sec.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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(i) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec.230.424 of this chapter);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby additionally undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sheridan, Wyoming on September 7, 2022.

Metro One Telecommunications, Inc.

By:	/s/ Elchanan Maoz
Elchanan Maoz, CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elchanan Maoz, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Metro One Telecommunications, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Elchanan Maoz	Chief Executive Officer, President, Director	September 7, 2022
Elchanan Maoz

/s/ Jonah Meer	Secretary, Director	September 7, 2022
Jonah Meer

/s/ James Alexander Brodie	Treasurer, Director, Principal Accounting Officer	September 7, 2022
James Alexander Brodie

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sheridan, Wyoming on September 7, 2022.

By:	/s/ Elchanan Maoz
Elchanan Maoz
Attorney-in-Fact

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EXHIBIT INDEX

The following exhibits are included with this registration statement, or if previously filed, are incorporated herein by reference:

Exhibit
Number	Description

2.1	Asset Purchase Agreement with Royal App, Ltd.*

3.1	Certificate of Incorporation*

3.2	Bylaws*

3.3	Amended and restated bylaws*

5.1^	Opinion of Smith Eilers, PLLC

10.1^	Form of Subscription Agreement to be used with Registration Statement

10.2^	Form of Warrant to be used with Registration Statement

10.3	Metro One Telecommunications 2021 Stock Incentive Plan*

10.4	Consulting Agreements with Bianca Meger*

10.5	Form of SAFE funding agreement*

10.6	Form of Subscription Agreement for PIPE financing*

10.7	Form of Warrant issued in connection with PIPE financing*

10.8	Form of Warrant issued to CLOS Trading Ltd.*

10.9^	Form of Note Purchase Agreement and Promissory Note March 2022

10.10^	Form of Warrant issued in connection with Note Purchase Agreement March 2022

10.11^	Promissory Note between the Company and Everest Credit LP dated June 6, 2022

10.12^	Form of Promissory Note and Note Purchase Agreement between the Company and Maoz Everest Fund Management Limited dated June 29, 2022

10.13^	Form of Warrant issued to Warrant issued to Maoz Everest Fund Management Limited

10.14^	Form of Note and Securities Purchase AgreementAugust 2022

10.15^	Form of Promissory Note August 2022

23.1^	Consent of Gries & Associates PLLC for use of its Audit report

23.2	Consent of Counsel, Smith Eilers, PLLC (See Exhibit 5.1)

107	Filing Fees Table

*Previously filed as part of S-1 Registration Statement on February 11, 2022.

^ Filed herewith

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